SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BUCKEYE PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Greenway Plaza

Suite 600

Houston, Texas 77046

April 19, 2013

To Our Limited Partners:

You are cordially invited to attend the 2013 annual meeting of limited partners of Buckeye Partners, L.P. to be held on Tuesday, June 4, 2013 at The Houston City Club, One City Club Drive, Houston, Texas 77046, commencing at 9:00 a.m. local time. A notice of the annual meeting, proxy statement and proxy card are enclosed. We also have enclosed our 2012 Annual Report and Form 10-K for the fiscal year ended December 31, 2012.

The board of directors of our general partner has called this annual meeting for you to consider and act upon items described in this proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. You also may vote by following the internet or telephone voting instructions on the proxy card. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the annual meeting by following the procedures described in the accompanying proxy statement.

Sincerely,

Clark C. Smith President and Chief Executive Officer of Buckeye GP LLC, general partner of Buckeye Partners, L.P.

BUCKEYE PARTNERS, L.P.

One Greenway Plaza

Suite 600

Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 4, 2013

To the Unitholders of Buckeye Partners, L.P.:

The annual meeting of limited partners of Buckeye Partners, L.P. will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046, on June 4, 2013 at 9:00 a.m. local time to consider the following matters:

1. The election of three Class III directors to our general partner’s board of directors to serve until the 2016 annual meeting of limited partners;

2. The approval of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan;

3. The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as Buckeye Partners, L.P.’s independent registered public accountants for 2013; and

4. The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the foregoing proposals.

Only unitholders of record at the close of business on April 8, 2013 are entitled to attend or vote at the annual meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Limited Partners to Be Held on June 4, 2013

In addition to delivering paper copies of these proxy materials to you by mail, this notice, together with the  accompanying proxy statement and related form of proxy and our 2012 Annual Report to unitholders are  available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17265.

Your vote is important! Your broker cannot vote your units on your behalf for certain of management’s proposals until it receives your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth on your proxy card. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors of Buckeye GP LLC, as general partner of Buckeye Partners, L.P.

Todd J. Russo Vice President, General Counsel and Secretary

Houston, Texas

April 19, 2013

BUCKEYE PARTNERS, L.P.

Proxy Statement

For

Annual Meeting of Limited Partners

To Be Held on June 4, 2013

These proxy materials, which we will begin mailing to our unitholders on or about April 19, 2013, are being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors of Buckeye GP LLC, a Delaware limited liability company (“Buckeye GP”), acting in its capacity as the general partner of Buckeye Partners, L.P., a Delaware limited partnership, for use at Buckeye Partners, L.P.’s 2013 annual meeting of limited partners or at any adjournments thereof. The meeting will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046 on June 4, 2013 at 9:00 a.m. local time. Holders of record of limited partnership units representing limited partner interests (“LP Units”) and Class B Units representing limited partner interests (“Class B Units”) at the close of business on April 8, 2013 are entitled to notice of, and are entitled to vote at, the annual meeting and any adjournments thereof, unless such adjournment is for more than 60 days, in which event our general partner’s board of directors is required to set a new record date. Unless otherwise indicated, the terms “the Partnership,” “Buckeye,” “our,” “we,” “us” and similar terms refer to Buckeye Partners, L.P., together with our subsidiaries.

Proposals

At our 2013 annual meeting of limited partners, we are asking our unitholders to consider and act upon:

•	The election of three Class III directors to serve on our general partner’s board of directors until our 2016 annual meeting;

•	The approval of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan;

•	The ratification of the selection of Deloitte as Buckeye’s independent registered public accountants for 2013; and

•

The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the forgoing proposals.

Outstanding LP Units and Class B Units Held on Record Date

As of the record date, there were 97,417,696 outstanding LP Units and 8,160,943 outstanding Class B Units that were entitled to notice of and are entitled to vote at the annual meeting.

Quorum Required

The presence, in person or by proxy, of the holders as of the record date of a majority of our outstanding LP Units and Class B Units is necessary to constitute a quorum for purposes of voting on the proposals at the annual meeting. Votes that are cast but marked “Withheld” for the election of one or more directors will count as “units present” at the meeting for purposes of establishing a quorum on the proposals. Abstentions and broker non-votes will count as “units present” at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds units for the beneficial owner does not vote on a particular item because the broker or nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the units.

Vote Required

Directors serving on our general partner’s board of directors are elected by a plurality of the votes cast by the holders of our outstanding LP Units and Class B Units. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate. Each LP Unit and Class B Unit entitles the holder thereof as of the record date to one vote. Unitholders are not entitled to use cumulative voting. Cumulative voting is a system for electing directors whereby a security holder is entitled to multiply his number of securities by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

The approval of the ratification of our independent registered public accountants for 2013 and the approval of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the “2013 LTIP”) each require the affirmative vote of the holders of a majority of the outstanding LP Units present in person or by proxy and entitled to vote on the matter.

All items on the ballot are “non-routine” matters under New York Stock Exchange (“NYSE”) rules except ratification of the independent registered public accountants. Brokerage firms are not entitled to vote any LP Units on non-routine items without receiving instructions from the beneficial owner of the LP Units. Broker non-votes will have no effect on the outcome of the vote for any proposal.

How to Vote

You may vote in person at the annual meeting, by telephone, by internet or by proxy. Even if you plan to attend the annual meeting, we encourage you to complete, sign and return your proxy card or vote by following the telephone or internet voting instructions on the proxy card in advance of the annual meeting.

In Person

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker and you desire to vote them in person at the meeting, you must obtain from the brokerage firm a “Legal Proxy” representing your units and bring it to the meeting.

Telephone

Please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

Internet

Go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card.

Proxy

Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the annual meeting.

Revoking Your Proxy or Changing Your Telephone or Internet Vote

You may revoke your proxy before it is voted at the annual meeting as follows:

•	by delivering, before or at the annual meeting, a new proxy with a later date;

•	by delivering, on or before the business day prior to the annual meeting, a notice of revocation to the Secretary of our general partner at the address set forth in the notice of the annual meeting;

•	by attending the annual meeting in person and voting, although your attendance at the annual meeting, without actually voting, will not by itself revoke a previously granted proxy; or

•	if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

You may change your telephone vote as often as you wish by following the procedures for telephone voting. The last known vote in the telephone voting system as of the beginning of the annual meeting at 9:00 a.m. local time on June 4, 2013 will be counted.

You may change your internet vote as often as you wish by following the procedures for internet voting. The last known vote in the internet voting system as of the beginning of the annual meeting at 9:00 a.m. local time on June 4, 2013 will be counted.

Solicitation and Mailing of Proxies

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by representatives of our general partner in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by representatives of our general partner to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our LP Units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Morrow & Co., LLC to aid in the solicitation of proxies. The fees of Morrow & Co., LLC are $7,500, plus reimbursement of its reasonable costs.

Only one 2012 Annual Report and proxy statement will be delivered to multiple unitholders sharing an address, if possible, unless we have received contrary instructions from one or more of the unitholders, although each unitholder will receive a separate proxy card and will be able to vote separately. Unitholders at a shared address to which a single copy of the proxy materials was delivered who would like to receive a separate or additional copy of the proxy materials (including with respect to those materials or other communications that may be delivered to unitholders in connection with future annual or special meetings of unitholders) should contact Morrow & Co., LLC at the contact information set forth below, and, upon receipt of such request, a separate copy of the proxy materials will be promptly provided. Unitholders who currently receive multiple copies of the proxy materials at their shared address and would like to request only one copy of any future materials or other communications should notify Morrow & Co., LLC of the same at the contact information set forth below. If you have questions about the annual meeting or need additional copies of this proxy statement or additional proxy cards, please contact our proxy solicitation agent as follows:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Email: BPL.info@morrowco.com

Phone (unitholders): (800) 573-4412

Phone (banks and brokerage firms): (203) 658-9400

Other Matters for 2013 Annual Meeting

We know of no matters to be acted upon at the annual meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the annual meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Partnership. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

Attending the Annual Meeting

An admission ticket, which is required for entry into the meeting, is attached to the proxy card included with this proxy statement. If you plan to attend the meeting, please vote before the meeting by mailing in your proxy card, or voting by telephone or internet, but keep the admission ticket and bring it for admittance into the meeting. Any unitholder attending the meeting in person may bring one guest, but guests may not vote or otherwise participate in the meeting. We reserve the right to deny or revoke admission to any guest in our sole discretion.

If your LP Units are held in the name of a broker, nominee or other holder of record, you will need proof of ownership of LP Units to attend the meeting. A recent bank or brokerage account statement indicating your Buckeye holdings is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a unitholder.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Limited Partners to Be Held on June 4, 2013

This proxy statement, a form of proxy and our 2012 Annual Report to unitholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17265.

PROPOSAL 1—ELECTION OF DIRECTORS

We are a limited partnership. We do not have our own board of directors. We are managed and operated by the officers of, and are subject to the oversight of the board of directors of, our general partner. Our unitholders are entitled to elect the members of our general partner’s board of directors.

The total number of directors on our general partner’s board of directors is currently nine. The terms of the directors of our general partner’s board are “staggered” and the directors are divided into three classes. At each annual meeting, only one class of directors is elected and, upon election, directors in that class serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For detailed information about the functioning and structure of our board of directors, please see the Section of this proxy statement entitled “Corporate Governance” beginning on page 7.

At the 2013 annual meeting, our unitholders will consider and act upon a proposal to elect three Class III directors to our general partner’s board of directors to serve until the 2016 annual meeting of limited partners. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by the board of directors of our general partner, intend to vote the LP Units with respect to which proxies have been granted them in favor of the election of the director nominees unless otherwise instructed by the unitholder granting such proxy. If any nominee in favor of whom a proxy has been granted becomes unable for any reason to stand for election as a director of our general partner, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as the board of directors of our general partner may recommend and propose to replace such nominee.

Information concerning the Class III directors nominated for election at the annual meeting, along with information concerning the current Class I and Class II directors whose terms of office will continue after the annual meeting, is set forth below.

Class III Directors for terms to expire in 2016

Oliver G. Richard, III, 60, became a director of Buckeye GP on February 17, 2009 and prior to that served as a director of the general partner of Buckeye GP Holdings L.P., the former parent company of Buckeye GP (“BGH”) from April 2008. He is currently Chairman of Cleanfuel USA, an alternative vehicular fuel company, and, for the past five years, he has been the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry. Mr. Richard served as Chairman, President and CEO of Columbia Energy Group (“Columbia Energy”) from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000. Mr. Richard was appointed by President Reagan and confirmed by the United States Senate to the Federal Energy Regulatory Commission (“FERC”), serving from 1982 to 1985. Mr. Richard serves as a director of the general partner of Cheniere Energy Partners, L.P., where he is a member of the audit and the conflicts committees, and American Electric Power Company, Inc., where he is a member of the human resources, nuclear, and policy committees. Mr. Richard’s breadth of experience in the energy sector, including being the chairman, president and CEO of a Fortune 500 company and commissioner of the FERC, have given him business, leadership and communication skills that make him exceptionally well-qualified to serve on our general partner’s board of directors.

Clark C. Smith, 58, was named President and Chief Executive Officer of Buckeye GP in February 2012. He served as President and Chief Operating Officer of Buckeye GP from February 2009 to February 2012. Prior to joining the management team in February 2009, he served on the board of directors of Buckeye GP from October 2007 until February 2009. From June 2004 through June 2007, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to, and to make equity investments in, energy-related businesses. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003, and a private investor from May 2003 to June 2004. Mr. Smith’s extensive experience in the energy sector, including his prior officer and director positions with Buckeye, and his position as President and Chief Executive Officer of Buckeye, have given him valuable knowledge about the Partnership’s business and industry, qualify him to serve on our general partner’s board of directors, and make him an asset to the board.

Frank S. Sowinski, 57, became a director of BGH’s general partner on August 4, 2006 and, effective November 19, 2010 in connection with the merger of BGH with us on November 19, 2010 (the “Merger”), resigned from BGH’s general partner’s board and joined the Buckeye GP board. From February 2001 until August 2006, Mr. Sowinski served as director of Buckeye GP. Since January 2006, he has been a Management Affiliate of MidOcean Partners, a private equity investor. From October 2004 to January 2006, Mr. Sowinski was a private investor and prior thereto, he served as Executive Vice President of Liz Claiborne, Inc. from January 2004 until October 2004. Mr. Sowinski served as Executive Vice President and CFO of PWC Consulting, a systems integrator company, from May 2002 to October 2002. Mr. Sowinski also serves as Vice Chairman of two portfolio companies of MidOcean Partners: Allant Group, a marketing services group, and LegalShield, a specialized legal service products company. The operational and business skills Mr. Sowinski developed through his past experience in information services, consulting and retail apparel make him an important voice as an independent director on our general partner’s board of directors.

Class I Directors with terms expiring in 2014

Forrest E. Wylie, 50, became the Non-Executive Chairman of the Board on February 10, 2012. He served as Chairman of the Board, CEO and a director of Buckeye GP from June 25, 2007 to February 9, 2012. Mr. Wylie also served as a director of BGH from June 25, 2007 until the Merger. Prior to his appointment, he served as Vice Chairman of Pacific Energy Management LLC, an entity affiliated with Pacific Energy Partners, L.P., a refined product and crude oil pipeline and terminal partnership, from March 2005 until Pacific Energy Partners, L.P. merged with Plains All American, L.P. in November 2006. Mr. Wylie was President and CFO of NuCoastal Corporation, a midstream energy company, from May 2002 until February 2005. From November 2006 to June 25, 2007, Mr. Wylie was a private investor. Mr. Wylie serves as a director of the general partner of USA Compression Partners, LP and as a director of Coastal Energy Company, where he is chairman of the reserves committee and is formerly a member of the audit committee. Mr. Wylie previously served on the board of directors of Eagle Bulk Shipping Inc., where he was a member of the compensation and nominating and corporate governance committees. We believe the breadth of Mr. Wylie’s experience in the energy industry, through his prior position as the Partnership’s CEO and the past employment described above, have given him valuable knowledge about the Partnership’s business and the Partnership’s industry that make him an asset to our general partner’s board of directors. Furthermore, Mr. Wylie’s leadership abilities and communication skills make him particularly qualified to be Buckeye GP’s Chairman.

Joseph A. LaSala, Jr., 58, became a director of BGH’s general partner on July 26, 2007 and, effective November 19, 2010 in connection with the Merger, resigned from BGH’s general partner’s board and joined the Buckeye GP board. Since February 2011, Mr. LaSala has served as Senior Vice President, General Counsel and Secretary of Sapient Corporation. From January 2008 through December 2010, he served as Senior Executive Vice President, General Counsel and Secretary of Discovery Communications, Inc. From July 2001 to January 2008, Mr. LaSala served as Vice President, General Counsel and Secretary of Novell, Inc. From April 2001 until July 2007, Mr. LaSala served as director of Buckeye GP. Mr. LaSala’s breadth of experience serving as general counsel to public companies has given him valuable knowledge and insights with respect to Securities and Exchange Commission (“SEC”) reporting, establishing and maintaining internal controls and implementing appropriate corporate governance practices. Coupled with Mr. LaSala’s past experience in the energy industry, these attributes uniquely qualify him to serve on our general partner’s board of directors.

Martin A. White, 71, became a director of BGH’s general partner on April 30, 2009 and, effective November 19, 2010 in connection with the Merger, resigned from BGH’s general partner’s board and joined the Buckeye GP board. Since August 2006, Mr. White has been a private investor. Prior thereto, Mr. White was employed for 15 years by MDU Resources Group, Inc. (“MDU”), a company which operates in three core lines of business—energy, utility resources and construction materials—and that is publicly traded on the NYSE. From August 1997 until his retirement in August 2006, Mr. White served as President and Chief Executive Officer of MDU. Mr. White was also the Chairman of the board of directors of MDU from February 2001 until his retirement. Mr. White was an employee of Montana Power Company from 1966 until 1991, with his last position being President and Chief Executive Officer of Entech, Inc., a non-utility subsidiary of Montana Power Company involved in the oil and natural gas industry, coal mining, real estate and technical communications between electric generating facilities. Mr. White also serves as a director of Plum Creek Timber Company, Inc. and was a director of First Interstate BancSystem, Inc. from 2005 to 2011. Mr. White’s breadth of experience in the energy sector, including being the chairman, president and chief executive officer of a Fortune 500 company, have given him business, leadership and communication skills that more than qualify him to serve on our general partner’s board of directors.

Class II Directors with terms expiring in 2015

Pieter Bakker, 69, became a director of Buckeye GP on May 5, 2011. He had served as President of Vopak North American from 2005 until his retirement in 2009 and before that as President of Vopak Latin America. He started his career in Europe with AKZO Chemicals and Conoco, and after that he spent almost 25 years in Latin America for Chemical Distributor HCI and Vopak. Mr. Bakker was appointed Chairman of Bahamas Oil Refining Company International Limited (“BORCO”) in March 2009. Since 2009, Mr. Bakker’s principal occupation has been as a private investor. He is also currently the Executive Chairman of First Reserve Tank Terminals Houston. Mr. Bakker has more than 40 years of experience in the tank storage business, and his breadth of experience and knowledge of the marine terminal industry uniquely qualify him to serve on our general partner’s board of directors.

C. Scott Hobbs, 59, became a director of Buckeye GP on October 1, 2007. Since April 2006, he has been the managing member of Energy Capital Advisors, LLC, an energy industry consulting firm. Energy Capital Advisors, LLC provides consulting and advisory services to clients evaluating major projects, acquisitions and divestitures in the energy business. From January 2005 through March 2006, Mr. Hobbs was Executive Chairman and a director of Optigas, Inc., a private midstream gas company, and, from January 2004 through February 2005, he was President and Chief Operating Officer of KFX, Inc. (now Evergreen Energy, Inc.), a public company that developed clean coal technologies. From 1977 to 2001, Mr. Hobbs worked for the Coastal Corporation where his last position was Chief Operating Officer of Colorado Interstate Gas Co. and its Rocky Mountain affiliates. He received a B.S. in Business Administration from Louisiana State University and is a certified public accountant. Mr. Hobbs is a director of SunCoke Energy Partners, L.P., where he is a member of the audit committee. Mr. Hobbs previously served as a director of American Oil and Gas Inc. where he served on the audit, compensation and governance committees, and CVR Energy, Inc., where he served on the audit and governance committees. Mr. Hobbs has worked for many years with energy companies across a broad spectrum of sectors. This experience has given him a broader perspective on the Partnership’s operations, and, coupled with his extensive financial and accounting training and practice, has made him a valuable member of our general partner’s board of directors.

Mark C. McKinley, 56, became a director of Buckeye GP on October 1, 2007. He has served as Managing Partner of MK Resources, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, for the past six years. Mr. McKinley is a director of Merrymac McKinley Foundation and is President and a director of Labrador Oil Company. The operational and business skills Mr. McKinley developed through his past experience in oil and gas development make him an important voice as an independent director on our general partner’s board of directors.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF OLIVER G. RICHARD, III, CLARK C. SMITH, AND FRANK S. SOWINSKI TO CLASS III OF OUR GENERAL PARTNER’S BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Leadership

Forrest E. Wylie, our general partner’s former chief executive officer, serves as the Non-Executive Chairman of our general partner’s board of directors. In this role, he is generally responsible for setting the agendas for meetings of the board, and acting as a principal liaison between the board and management. Although Mr. Wylie is not independent as defined by the NYSE rules described under the heading “Director Independence” below, he has not been a member of management since February 2012 and is no longer involved in the day-to-day operations of Buckeye. Of the general partner’s nine directors, six are independent, and each of the board’s four standing committees described under the heading “Board Committees” below are chaired by independent directors. Mr. Wylie regularly consults with the committee chairs to coordinate the topics addressed at committee meetings with those addressed by the full board of directors and coordinates with our President and Chief Executive Officer, Clark C. Smith, to address items of concern to management. In addition, under the board’s custom and practice, all directors are encouraged to communicate directly with management and any director can, and many directors from time to time do, establish agenda items for board meetings. Our non-management directors also meet in executive session at least two times per year outside of the presence of any management directors and any other members of our management who may otherwise be present. During at least one session per year, only independent directors are present. The non-management and independent directors have appointed Mr. Sowinski, the chair of the nominating and corporate governance committee, to preside over all executive sessions of the non-management and independent directors, and Mr. Sowinski communicates directly with Mr. Smith regarding the matters raised in the executive sessions. The general partner’s nominating and corporate governance committee has considered from time to time, whether the board should designate a “lead independent director,” but has determined that a lead director would not increase the board’s effectiveness. Further, the nominating and corporate governance committee encourages the chairs of each of the committees of the Board to engage directly with the President and Chief Executive Officer and other members of management and therefore the committee believes that the designation of a “lead independent director” is unnecessary. The nominating and corporate governance committee and the full board believe the current structure described above fosters collaboration among our general partner’s directors by providing independent oversight of management without imposing an overly regimented structure on the board’s functions. The committee and full board believe that Mr. Wylie is an effective leader and that his strategic vision and in-depth understanding of all aspects of

Buckeye’s business make him uniquely qualified to be chairman of the board of directors. This structure also provides Mr. Smith the freedom to focus solely on running Buckeye’s business. For more information about contacting our general partner’s board of directors, please see the section below entitled “Communication with the Board of Directors.”

Director Independence

Pursuant to Section 303A.00 of the NYSE Listed Company Manual, unlike NYSE-listed corporations, limited partnerships like us are not required to have a majority of our directors be independent. However, except for Mr. Wylie, Pieter Bakker, and Clark C. Smith, all of our general partner’s directors are “independent” as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act. In determining the independence of each director for purposes of the NYSE listing standards, the board of directors of our general partner has adopted certain categorical standards. Pursuant to such categorical standards, a director will not be deemed independent for purposes of the NYSE listing standards if:

•

the director is, or has been within the last three years, an employee of the Partnership, or an immediate family member is, or has been within the last three years, an executive officer of the Partnership;

•

the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Partnership, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(i) the director or an immediate family member is a current partner of a firm that is the Partnership’s internal auditor or independent registered public accountants; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Partnership’s audit, assurance or tax compliance (but not tax planning) engagement; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Partnership’s audit within that time;

•

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Partnership’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Partnership for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization and, during any of the past three fiscal years, the Partnership made charitable contributions to the charitable organization in any single fiscal year that exceeded $1.0 million or 2%, whichever is greater, of the charitable organization’s consolidated gross revenues.

For the purposes of these categorical standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

Risk Oversight

The board of directors of our general partner works with management to identify the most significant risks to the Partnership and ensure that management implements appropriate mitigation strategies for such risks. Although the board has ultimate oversight responsibility for the risk management process, certain committees also have responsibility for risk management. The board is advised by the committees of significant risks and management’s responses via periodic updates.

On behalf of the board, the audit committee of the board of directors of our general partner plays a key role in the oversight of the Partnership’s risk management function. The audit committee reviews with the Partnership’s management the Partnership’s areas of material exposure with respect to financial risk, tax regulation risk and certain aspects of business disruption and disaster recovery risk as well as the Partnership’s policies and processes with respect to financial risk assessment and risk management and oversees risks arising from related person transactions. The audit committee oversees our risk management policies related to our products marketing and natural gas storage businesses. These risk polices specifically limit the maximum financial obligations and exposure to which the Partnership can be committed as well as identify certain transactions or activities that can only be approved by our audit committee. The risk policies establish risk committees composed of management and other employees of the Partnership, to review and approve, in accordance with the risk policies, the other market, operational and credit risks incurred by our business segments. These risk committees report quarterly to the audit committee on activities and exposures covered by the policies. Any amendment of the risk policies must be approved by the audit committee.

The compensation committee of the board of directors of our general partner oversees risk management as it relates to our compensation plans, policies and practices and meets with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Partnership. The nominating and corporate governance committee of the board of directors of our general partner oversees risks related to the Partnership’s governance structure and processes as well as risks related to the management of human capital. The health, safety, security and environmental (“HSSE”) committee of the board of directors of our general partner oversees risks related to HSSE matters with respect to the Partnership’s assets and operations, certain risks related to changes in regulation or the political climate and certain aspects of business disruption and disaster recovery risk.

Meetings of the Board of Directors and its Committees

The board of directors of our general partner held twelve board meetings, eight audit committee meetings, eight compensation committee meetings, five nominating and corporate governance committee meetings, and four HSSE committee meetings, which is a total of thirty-seven meetings during 2012. During 2012, no director attended fewer than 75% of (1) the total number of meetings of our general partner’s board of directors held during the period for which he was a director and (2) the total number of meetings held by all committees of the board on which he served during the periods that he served. Our general partner’s board of directors does not have a policy with respect to the board members’ attendance at annual meetings. One of our board members attended our 2012 annual Unitholder meeting.

Board Committees

Our general partner’s board of directors has the following four standing committees: (1) audit committee; (2) compensation committee; (3) nominating and corporate governance committee; and (4) HSSE committee.

The table below indicates the members of each committee of our general partner’s board of directors:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	HSSE Committee
Forrest E. Wylie
Pieter Bakker				X
C. Scott Hobbs	Chair		X
Joseph A. LaSala, Jr.		X	X
Mark C. McKinley		X		X
Oliver G. Richard, III		Chair		X
Clark C. Smith
Frank S. Sowinski	X		Chair
Martin A. White	X			Chair

Each of the committees of the board of directors of our general partner has a written charter and a copy of each of those charters is available on our website at www.buckeye.com by browsing to the “Corporate Governance” subsection of the “Investor Center” menu.

Audit Committee.

The members of the audit committee are independent directors (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act) and non-employee directors of our general partner. The general partner’s board of directors has determined that no audit committee member has a material relationship with the general partner or with Buckeye. The board of directors has also determined that each of the members of the audit committee qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

The audit committee provides independent oversight with respect to our internal controls, accounting policies, financial reporting, internal audit function and independent registered public accountants. The audit committee also reviews the quality, independence and objectivity of the independent registered public accountants and internal audit function. The audit committee has sole authority as to the retention, evaluation, compensation and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the audit committee. The audit committee also has sole authority to approve all audit and non-audit services provided by the independent registered public accountants. The audit committee also reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules.

The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are part of the Business Code of Conduct and are available on our website at www.buckeye.com by browsing to the “Corporate Governance” subsection of the “Investor Center” menu.

Compensation Committee, Compensation Committee Interlocks and Insider Participation.

As a limited partnership that is listed on the NYSE, we are not required to have a compensation committee. However, the board of directors of Buckeye GP has determined that a compensation committee is appropriate in order to conform to best governance practices. The current members of the compensation committee are independent and are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).

The compensation committee establishes, implements and oversees the administration of all of our compensation philosophies and policies. The compensation committee establishes, reviews and approves compensation for our CEO and our other executive officers, including our named executive officers, and the CEO reviews with the compensation committee compensation for our other senior management members. Oversight of equity compensation plans is the compensation committee’s responsibility. With respect to compensation-related risks, the compensation committee is responsible for ensuring our compensation plans do not encourage excessive or inappropriate risk taking. The compensation committee has authority to select and oversee outside compensation advisors, including consultants, legal counsel and other advisors retained to review or make recommendations on our compensation programs. The compensation committee has the authority to enter into retention agreements with any such advisors establishing the fees payable to such advisors by the Partnership and any other retention terms.

The compensation committee meets several times throughout the year to act on the responsibilities above. The compensation committee also may act by written consent from time to time in response to events occurring between scheduled meetings. The compensation committee may seek guidance or input from the CEO when making determinations about the compensation of the executive officers. The CEO also may provide recommendations to the compensation committee concerning the high-level allocation of incentive award pools among senior management other than executive officers. The CEO also may determine the salaries and amounts of individual incentive awards to senior management members other than executive officers.

In setting 2012 executive compensation, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to evaluate the compensation of our executive officers, including our named executive officers. The compensation committee has considered whether the work performed by Meridian for the compensation committee in 2012 created any conflict of interest and has determined that it did not. The compensation committee has retained Aon Hewitt as its independent compensation consultant for evaluating and advising on the compensation of its officers and directors in 2013. The compensation committee has considered whether the work performed to date and to be performed by Aon Hewitt for the compensation committee in 2013 will create any conflict of interest and has determined that it will not. In making such determinations with respect to the services of Meridian and Aon Hewitt, the compensation committee considered the factors set forth in Rule 10C-1(b)(4) of the Exchange Act regarding compensation advisor independence. See the discussion below under the heading “Compensation Discussion and Analysis — Administration of Executive Compensation Programs and Methodology” for more information about the compensation committee’s use of compensation consultants, including the scope of the services for which Meridian and Aon Hewitt were engaged.

In addition, Aon Risk Services, Inc., an affiliate of Aon Hewitt, was separately retained by the Partnership to provide additional services, primarily property, casualty and insurance consulting services, that were unrelated to executive and director compensation matters. The decision to retain Aon Risk Services, Inc. was made by management and was not subject to the approval of our general partner’s board of directors. The aggregate fees paid for these additional services were $800,000 in 2012, which represent less than 1% of Aon Corporation’s total revenue.

Nominating and Corporate Governance Committee.

As a limited partnership that is listed on the NYSE, we are not required to have a nominating and corporate governance committee. However, the board of directors of our general partner has determined that a nominating and corporate governance committee is appropriate in order to conform to best governance practices. The members of the nominating and corporate governance committee are independent, non-employee directors. The nominating and corporate governance committee identifies and evaluates qualified director candidates for the board and develops and recommends to the board corporate governance policies and procedures appropriate for the Partnership. The committee oversees the annual self-evaluation of the board of directors of our general partner and its committees, makes recommendations to the board concerning structure and membership matters with respect to the board and its committees, oversees the continuing education program for the board, and reviews directors’ and officer’s indemnification and insurance matters. The nominating and corporate governance committee also oversees risks related to corporate governance.

Health, Safety, Security and Environmental Committee.

The HSSE committee assists the board of directors of our general partner in fulfilling its oversight responsibilities with respect to the board’s and our continuing commitment to minimizing the impact of our assets on the environment, ensuring the safety of our employees and the public and assuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner. The committee reviews and oversees the Partnership’s HSSE policies, programs, issues and initiatives, reviews HSSE risks that affect or could affect the Partnership and the public and ensures proper management of those risks, and reports to the board on HSSE matters affecting the Partnership and the public. The members of the HSSE committee are non-employee directors.

Corporate Governance Matters

We have a Code of Ethics for Directors, Executive Officers and Senior Financial Employees that applies to, among others, the Non-Executive Chairman, CEO, President, CFO and Controller of Buckeye GP, as required by Section 406 of the Sarbanes Oxley Act of 2002, as well as a Business Code of Conduct that applies to all employees. Furthermore, we have Corporate Governance Guidelines and a charter for each of the committees of the board of directors of our general partner. Each of the foregoing is available on our website at www.buckeye.com by browsing to the “Corporate Governance” subsection of the “Investor Center” menu. We provide copies, free of charge, of any of the foregoing upon receipt of a written request. We disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required.

You also can find information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or at the NYSE’s Internet site (www.nyse.com). The certifications of Buckeye GP’s CEO and CFO required by Section 302 of the Sarbanes-Oxley Act have been included as exhibits to Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Board Candidates

The nominating and corporate governance committee will consider all unitholder recommendations for candidates for the board of directors of our general partner, which should be sent to the nominating and corporate governance committee, c/o Todd J. Russo, Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. The general qualifications and specific qualities and skills established by the committee for directors are included in Section I of our Corporate Governance Guidelines, which are available on our website at www.buckeye.com by browsing to the “Corporate Governance” section of the “Investor Center” menu. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the unitholders. They also must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have the board of directors of our general partner represent a range of experience in areas that are relevant to the Partnership’s business and operations. The committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the board, and the committee reviews its effectiveness in balancing these considerations when assessing the composition of the board.

The nominating and corporate governance committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Communication with the Board of Directors

A holder of our LP Units or Class B Units or other interested party who wishes to communicate with the non-management directors of Buckeye GP may do so by contacting Todd J. Russo, Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. Communications will be relayed to the intended recipient on the board of directors of Buckeye GP except in instances where it is deemed unnecessary or inappropriate to do so. Any communications withheld under those guidelines will nonetheless be recorded and available for any director who wishes to review them.

NYSE Corporate Governance Listing Standards

The NYSE requires the CEO of each listed company to certify annually that he is not aware of any violation by the company of the NYSE corporate governance listing standards as of the date of the certification, qualifying the certification to the extent necessary. The CEO of Buckeye GP provided such certification to the NYSE in 2012 without qualification.

Report of the Audit Committee

The audit committee of the board of directors of Buckeye GP LLC, acting in its capacity as the general partner of Buckeye Partners, L.P. (referred to in this statement as the “Partnership”), oversees the Partnership’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Partnership’s independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee reviewed with Deloitte their judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

The audit committee discussed with Deloitte the matters required by Public Company Accounting Oversight Board (“PCAOB”) AU 380, “Communication with Audit Committees.” The committee received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence from management and the Partnership.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Dated: April 19, 2013

Submitted by:

Audit Committee

C. Scott Hobbs, Chair

Frank S. Sowinski

Martin A. White

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte, its member firms and respective affiliates as Buckeye’s independent registered public accountants for the periods indicated:

	Year ended December 31,
	2012	2011
Audit Fees (1)	$2,563,964	$1,980,535
Audit-Related Fees (2)	189,075	395,530
Tax Fees (3)	1,271,628	892,063
All Other Fees (4)	—	228,515

Total	$4,024,667	$3,496,643

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements and internal control over financial reporting, (ii) the review of our quarterly financial statements, and (iii) audits of subsidiary financial statements. This information is presented as of the latest practicable date for this proxy statement.
(2)

Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly review. This category primarily includes fees for audits of financial statements of certain employee benefits plans and those services normally provided in connection with regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.
(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, tax planning and certain excise-tax-related services. For 2011, this category also includes services relating to the preparation of unitholders’ annual K-1 statements and partnership tax compliance, as well as services with respect to the BORCO and Yabucoa, Puerto Rico terminal acquisitions and the Merger.
(4)	All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above. For 2011, this category primarily includes services relating to accounting due diligence work in connection with acquisition opportunities and consulting services relating to integration services.

We have adopted a policy that all services provided by our independent registered public accountants, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. All services provided by Deloitte during the years ended December 31, 2012 and 2011 were pre-approved by the Audit Committee in compliance with the policy.

EXECUTIVE OFFICERS OF OUR GENERAL PARTNER

Jeremiah J. Ashcroft III, 40, was named Senior Vice President of Buckeye GP and President, Buckeye Services in January 2012. He was the Senior Vice President, Global Operations of Buckeye Pipe Line Services Company (“Services Company”) from August 2011 to January 2012. From May 2009 to August 2011, Mr. Ashcroft was Services Company’s Vice President, Field Operations. Prior to joining Buckeye, Mr. Ashcroft worked for Colonial Pipeline Company from 2000 to 2006, in roles including Mergers, Acquisitions, and Strategy Coordinator and Control Center Leader, and again from January 2008 to May 2009, first as Chief Compliance Officer and finally as District Leader of Colonial’s 2,880-mile southeast region. From November 2006 to January 2008, Mr. Ashcroft served as the General Manager of Georgia Pacific Company’s Leaf River Sawmill.

Jeffrey I. Beason, 64, became the Vice President and Controller of Buckeye GP and the Partnership’s Principal Accounting Officer on November 19, 2010 and has served as the Vice President and Controller of Services Company since July 2009. From July 2006 to July 2009, Mr. Beason served as Vice President and Corporate Controller and as the Principal Accounting Officer of Service Corporation International, a provider of deathcare products and services. From 1996 to November 2005, Mr. Beason served as Senior Vice President and Controller and Principal Accounting Officer of El Paso Corporation, a natural gas transmission and production company. From 1993 to 1996, Mr. Beason served as Senior Vice President, Administration of Mojave Pipeline Operating Company, a wholly-owned subsidiary of El Paso Corporation, and, from 1978 to 1993, Mr. Beason served in various accounting and reporting roles at El Paso Corporation. Mr. Beason is a certified public accountant.

Mark S. Esselman, 56, has been Senior Vice President of Global Human Resources of Buckeye GP since January 2012. He previously held the position of Vice President of Human Resources of Services Company from May 2011 through January 2012. Mr. Esselman was the Vice President of Human Resources for Fleetpride, Inc. from 2008 until joining Buckeye in May 2011. In addition, during his 33 year career, Mr. Esselman has served in five other chief human resources officer roles, including at CapRock Communications, CompuCom Systems, and the Pennzoil-Quaker State Company, as well as worked in various human resources roles at PepsiCo and Armco/National Supply Company.

Robert A. Malecky, 49, was named Senior Vice President of Buckeye GP and President, Domestic Pipelines and Terminals in January 2012. Mr. Malecky was Senior Vice President, Customer Services of

Buckeye GP from August 2011 to January 2012. He previously held the position of Vice President, Customer Services of Buckeye GP from February 2010 through August 2011 and held the same position with Services Company since July 2009. From July 2000 to July 2009, Mr. Malecky served as Vice President, Marketing of Services Company.

Mary F. Morgan, 60, was named the Senior Vice President of Buckeye GP and President, International Operations in January 2012. Prior to joining Buckeye, Ms. Morgan was the President and founder of MorganHamilton Group, which provided logistics consulting services to the pipeline and terminal industry, from January 2011 to January 2012. From December 2008 to December 2010, she served as President, European Operations, and from April 2007 to December 2008, she served as Senior Vice President, Marketing and Business Development, of NuStar Energy. Ms. Morgan was the Vice President, Marketing and Business Development of Valero GP, LLC from July 2005 to April 2007. Ms. Morgan was elected as a member of the board of directors of Tesoro Logistics LP’s general partner in May 2011 and resigned in March 2012 due to time commitments. Ms. Morgan’s over 30 years of industry experience also includes various roles at Kinder Morgan, Santa Fe Pacific Pipelines and Exxon Pipeline Company.

Khalid A. Muslih, 41, was named Senior Vice President, Corporate Development and Strategic Planning of Buckeye GP in January 2012. Prior to this he was Senior Vice President, Corporate Development of Buckeye GP from August 2011 to January 2012. Mr. Muslih was Vice President, Corporate Development of Buckeye GP from February 2010 until August 2011 and held the Vice President, Corporate Development position with Services Company since June 2007. Mr. Muslih also was the President of Buckeye’s Development & Logistics segment from May 2009 to January 2012. From November 2006 through June 2007, Mr. Muslih was a private investor. Mr. Muslih served as Vice President, Corporate Development of Pacific Energy Management LLC, an entity affiliated with Pacific Energy Partners, L.P., from March 2005 until Pacific Energy Partners, L.P. merged with Plains All American, L.P. in November 2006. Mr. Muslih served as Commercial Officer, Mergers & Acquisitions of NuCoastal Corporation from July 2002 until March 2005.

Todd J. Russo, 39, has been Vice President, General Counsel and Secretary of Buckeye GP since March 2013. From November 2010 to March 2013, Mr. Russo was Deputy General Counsel and Secretary of Buckeye GP. Mr. Russo served as Associate General Counsel of Services Company from April 2008 to November 2010. Mr. Russo practiced law at Ballard Spahr LLP before joining the Partnership.

Keith E. St.Clair, 56, was named Executive Vice President and CFO of Buckeye GP in January 2012. He served as Senior Vice President and CFO of Buckeye GP from November 2008 to January 2012. Prior to his appointment in November 2008, he served as Executive Vice President and CFO of Magnum Coal Company, one of the largest coal producers in Central Appalachia, from January 2006 until its sale to Patriot Coal Corporation (“Patriot”) in July 2008, after which he continued as an independent financial consultant to Patriot through October 2008. Mr. St.Clair was Senior Vice President and CFO of Trade-Ranger, Inc. (“Trade-Ranger”), a global business-to-business marketplace for electronic procurement and supply chain management for the oil and gas industry, from March 2002 until its sale in May 2005, after which he continued as an independent financial consultant to Trade-Ranger until January 2006. Mr. St.Clair is a certified public accountant.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Named Executive Officers

We do not have officers or directors. Our business is managed by the board of directors of our general partner, Buckeye GP, and the executive officers of Buckeye GP perform all of our management functions. Thus, the executive officers of Buckeye GP are our executive officers. In this Compensation Discussion and Analysis (“CD&A”), we address the compensation determinations and the rationale for those determinations relating to our CEO, CFO and our next three most highly compensated executive officers. We refer to these executive officers collectively as our “named executive officers.” Our named executive officers for 2012 are set forth in the table below.

Name	Title
Clark C. Smith	Chief Executive Officer and President

Keith E. St.Clair	Executive Vice President and Chief Financial Officer

Jeremiah J. Ashcroft III	Senior Vice President, President, Buckeye Services

Robert A. Malecky	Senior Vice President, President, Domestic Pipelines and Terminals

Khalid A. Muslih	Senior Vice President, Corporate Development and Strategic Planning

Forrest E. Wylie*	Non-Executive Chairman of the Board (Former Chairman and Chief Executive Officer)

*	Mr. Wylie resigned from his position as Chief Executive Officer, effective February 9, 2012. Mr. Wylie currently serves as the Non-Executive Chairman of the board of directors but SEC Rules require us to include him as a named executive officer in this CD&A because he served as principal executive officer for a portion of 2012. In connection with Mr. Wylie’s appointment as Non-Executive Chairman, we entered into a three-year Non-Executive Chairman Agreement with him, pursuant to which he became entitled to receive compensation that is described below under the heading “Non-Executive Chairman Agreement.”

Services Company employs almost all of the employees who provide services to us and our operating subsidiaries, including our named executive officers. Pursuant to a services agreement, our operating subsidiaries reimburse Services Company for the cost of the employee services provided by Services Company.

Executive Summary

During 2012, we generated an increase of nearly 3% in net income attributable to Buckeye’s unitholders, as adjusted to exclude the impacts of non-cash impairment charges of $60 million and $169.6 million in 2012 and 2011, respectively. Our Adjusted EBITDA, the primary financial measure Buckeye’s management uses to evaluate our performance, increased nearly 15% compared to 2011. Additionally, in 2012 we:

•	Completed integration of, and optimized, the domestic pipelines and terminals acquired from BP and Exxon Mobil in mid-2011 and the liquid petroleum gas storage caverns acquired from BP in late 2011

•	Acquired the Perth Amboy, NJ terminal facility from Chevron in July 2012

•	Repurposed our Albany, NY terminal for handling Bakken-sourced crude pursuant to a multi-year agreement with Irving Oil

•	Expanded our tank capacity at BORCO, resulting in 1.9 million barrels of additional storage capacity added during the second half of 2012

Adjusted EBITDA is a measure not defined by generally accepted accounting principles. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures” on page 42 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for detailed information about our Adjusted EBITDA for the years ended December 31, 2012 and 2011, a description of how our management uses Adjusted EBITDA, and a reconciliation of Adjusted EBITDA to net income, the most comparable financial measure under GAAP.

As a result of our expansion of our business due to the growth projects described above, in early 2012 the board of directors of our general partner restructured the senior management of Buckeye GP by naming three presidents that report directly to our Chief Executive Officer. Mr. Ashcroft was named President, Buckeye Services (overseeing our natural gas storage, energy services, and development and logistics operations), Mr. Malecky was named President, Domestic Pipelines and Terminals (overseeing our domestic pipeline and terminal operations), and Mary F. Morgan joined Buckeye on January 23, 2012 as President, International Pipelines and Terminals (overseeing our international operations, which consists of the BORCO and Yabucoa, Puerto Rico terminal facilities). In connection with the senior management reorganization, each named executive officer entered into a new severance agreement and received a one-time retention grant of phantom units, which are discussed more fully below.

This CD&A is designed to provide insight into the compensation philosophy, practices, plans and decisions that resulted in the compensation paid to our named executive officers in 2012. The compensation committee is committed to providing a strong pay-for-performance-based executive compensation program that includes an appropriate mix of short-term and long-term incentives to increase unitholder value. Based upon this philosophy, including our 2012 performance highlighted above, the compensation committee took the following actions with respect to the 2012 compensation for our named executive officers (other than Mr. Wylie):

•

Awarded base salary increases to all of our named executive officers, which now range from $300,000 to $500,000, consistent with the management reorganization and position changes reflected in the MLP peer group benchmarking analysis;

•

Paid annual incentive awards to our named executive officers based on performance in 2012 in an amount equal to 97.4% of incentive award targets, awarding our Chief Executive Officer an annual incentive award of $608,800 and annual incentive awards to our other named executive officers ranging from $248,400 to $389,600; and

•

Awarded phantom unit grants to our named executive officers in the amount of $750,000 each, to provide a retention incentive in connection with the senior management reorganization in light of the competitive marketplace in which we operate for talent.

In light of our continued growth, the compensation committee plans to conduct a full evaluation of our executive compensation programs in 2013 to ensure that our executive compensation program remains competitive with those of our peer group companies and continues to provide appropriate retention and incentive opportunities for our named executive officers. To assist in conducting this evaluation, the compensation committee engaged Aon Hewitt in June 2012 as its independent compensation consultant as discussed in more detail below.

Our Compensation Philosophy and Objectives

Our named executive officers are critical to the execution of our short-term and long-term business strategies. Their institutional knowledge of our business and their contributions to our culture are crucial components of our success. We believe that compensation for our named executive officers should be composed of both cash and equity that becomes payable over the short and long term, and that a significant portion of the compensation should be contingent and incentive-based to achieve the objectives of our compensation program, which include:

•	pay competitively relative to our peer group;

•	utilize a compensation structure that supports retention of our named executive officers;

•	provide the compensation committee with sufficient flexibility to recognize individual performance and respond appropriately to market and business changes as they occur;

•	pay-for-performance; and

•	align the interests of named executive officers with those of our unitholders.

In determining annual total compensation for our named executive officers, the compensation committee considers both financial and nonfinancial measures. The financial measures considered include Adjusted EBITDA, which is the primary way we measure our short-term performance, and distributable cash flow per LP Unit, a key driver of long-term value for Buckeye unitholders. Nonfinancial measures considered by the compensation committee include maintaining our high standards for safety, reliability and environmentally responsible operations, the achievement of long-term strategic goals such as acquisitions and our ability to address and adapt to unforeseen circumstances. The compensation committee does not assign a particular weight to any one factor. Finally, our compensation committee believes that it must retain sufficient flexibility to exercise its judgment and discretion when evaluating the performance of Buckeye and our named executive officers relative to pre-determined financial and operational metrics in order to be able to properly address unanticipated events and situations.

In consultation with its independent compensation consultant, the compensation committee designed a compensation program to implement the principles above comprising the following:

•	annual base salary;

•	annual incentive cash compensation pursuant to our AIC Plan;

•	long-term equity incentive awards issued pursuant to our LTIP, including phantom units and performance units; and

•

a deferral unit program, pursuant to which our named executive officers may elect to defer a portion of their AIC Plan or other bonus payments and receive two times the value of their deferral in phantom units under the LTIP that are subject to vesting requirements.

We provide additional retirement benefits for our named executive officers comparable to those provided by other companies in our industry of similar size, maturity and market capitalization. See the discussion below following the Summary Compensation Table under the heading “Retirement and Other Benefits” for more information. Our compensation committee evaluates each element of compensation based on its contribution to the advancement of our philosophy. Decisions are made based on their overall effect on achieving the compensation committee’s goals, not on how they affect the other compensation elements.

The following table outlines the major elements of the 2012 total compensation for our named executive officers:

Compensation Element	Purpose	Link to Objectives	Characteristics	Short/Long- Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Based on named executive officer’s duties and responsibilities, and market practices	Fixed cash component	Short-Term

Annual Cash Incentive Awards	Encourages achievement of Adjusted EBITDA performance metrics that create near-term unitholder value	Based on achievement of predefined corporate performance objective	Performance Based cash component	Short-Term

Long-Term Incentive Awards	Aligns named executive officers’ and unitholders’ long-term interests Ensures sufficient ownership of LP Units by our named executive officers	Long-term incentive awards based on an assessment of corporate and individual performance through phantom units and our three-year performance through performance units; creates a retention incentive through multi-year vesting	Performance Based and Time Based equity component	Long-Term

Non-Qualified Deferred Compensation

Aligns named executive officers’ and unitholders’ long-term interests while creating a retention incentive through multi-year vesting

Creates additional opportunity for the ownership of LP Units by our named executive officers

		Long-term incentive awards in the form of phantom and matching units based on pre-established 2 to 1 ratio of deferred annual cash awards	Time Based equity component	Long-Term

Other Benefits	Provides retirement and health and welfare benefits on the same basis as our general employee population	Competitive practice	Fixed component	Short-Term and Long-Term

Administration of Executive Compensation Programs and Methodology

Meridian

Our compensation committee administers the compensation program for our executive officers, including our named executive officers. The compensation committee engaged Meridian as its independent compensation consultant during the first half of 2012, and Meridian provided analysis to the compensation committee with respect to the 2012 compensation of our executive officers. Meridian reported to the compensation committee directly and provided an independent benchmarking review of the compensation of executives at peer master limited partnerships (“MLPs”). The compensation committee uses MLP peer group compensation data as a guide rather than a rule when establishing the compensation levels for our named executive officers. The compensation committee evaluated this information in an effort to determine whether the compensation for each of our named executive officers was competitive. This benchmarking review included comparative analyses of market compensation levels for the following:

•	base salary;

•	annual incentive targets (as a percentage of base salary);

•	target total cash compensation;

•	long-term incentives; and

•	target total compensation.

In conducting the benchmarking review of these components of pay against peer MLPs, Meridian used the following nine pipeline/midstream publicly traded partnerships, as approved by the compensation committee:

Enbridge Energy Partners, L.P.	Energy Transfer Partners, L.P.	Enterprise Products Partners L.P.
Global Partners LP	Magellan Midstream Partners, L.P.	NuStar Energy, L.P.
Plains All American Pipeline, L.P.	Sunoco Logistics Partners L.P.	Targa Resources Partners L.P.

The MLP peer group for 2012 was the same as the MLP peer group for 2011. In 2011, the MLP peer group was developed to include companies with which we compete directly within the refined products pipeline and storage businesses and other companies with operations in various segments of the pipeline/midstream industry. The MLP peer group consists of companies with assets of between $1.6 billion and $33 billion, with Buckeye ranked slightly below the median of the MLP peer group. Rather than changing the peer group in 2012, the compensation committee broadened the base of information on which it relied to make compensation decisions. In addition to the peer group data provided by Meridian, the compensation committee also took into account the results of a broad industry-specific survey of both MLP and non-MLP entities in the same industry. The compensation committee decided to take this information into account because its experience in prior years had demonstrated that the compensation in the MLP-only group frequently contains “outlier” cases that dilute the peer group’s value as a comparative tool, a problem that was exacerbated by the MLP peer group’s small size. The compensation committee also recognized that our new hires have increasingly come from companies other than MLPs in recent years. The Midstream Survey the compensation committee used was prepared by Aon Hewitt and consisted of twenty-five companies, five of which were included in the MLP peer group:

Atlas Pipeline Partners, L.P.	CenterPoint Energy, Inc.	Cheniere Energy, Inc.
Copano Energy, L.L.C.	Crosstex Energy, Inc.	Dominion Resources, Inc.
El Paso Corporation (merged with Kinder Morgan Energy Partners LP)	Enbridge Energy Partners, L.P.	Energy Transfer Partners, L.P.
Enterprise Products Partners L.P.	EQT Corporation	Exxon Mobil Pipeline Company
Kinder Morgan Energy Partners LP	Magellan Midstream Partners, L.P.	NiSource Inc.
NRG Energy Inc.	NuStar Energy L.P.	OGE Energy Corp.
Regency Energy Partners LP	Southern Union Company	Spectra Energy Corp.

Aon Hewitt

As discussed above, the compensation committee engaged Aon Hewitt in June 2012 to reevaluate our executive compensation program for 2013 based on our continued growth, changes in our hiring patterns and changes in the marketplace for talent. The compensation committee believes this evaluation is essential to continue to retain and provide meaningful incentive opportunities to our named executive officers following our management reorganization and continued growth. Based on recommendations from Aon Hewitt, the compensation committee is in the process of reevaluating our peer group given our increased size and considering modifications to our executive compensation program to the extent necessary or appropriate to reinforce our pay for performance philosophy. The scope of Aon Hewitt’s engagement includes:

•

Developing a peer group that is more reflective of the market in which we compete for talent and which will allow the committee to make meaningful “apples-to-apples” comparisons with respect to the compensation of our officers and directors;

•	Developing appropriate cash and non-cash compensation programs to meet the compensation committee’s compensation objectives; and

•	Conducting a detailed competitive assessment comparing our executive compensation levels and program components to those in place at companies within a revised peer group.

The analysis conducted by Aon Hewitt did not impact the compensation paid to our named executive officers in 2012 but is being utilized for 2013 compensation decisions, including advising on the design of the 2013 LTIP.

Process and Timing of Compensation Decisions

The compensation committee reviews and approves all compensation for our executive officers, including our named executive officers. Early in each calendar year, our board of directors approves financial objectives for Buckeye for the current year. Generally, the compensation committee meets in the first quarter to determine the overall compensation package for each named executive officer for that year, including setting base salary, considering the grant of LTIP awards and establishing AIC Plan targets, in each case for the current year. The compensation committee factors Buckeye’s financial goals as set by the board into its establishment of targets for incentive awards under the AIC Plan and performance unit awards under the LTIP.

Usually at the same meeting at which it sets goals for the current year, the compensation committee reviews the degree to which Buckeye and the named executive officers achieved the performance goals and the degree to which each named executive officer’s individual performance contributed to Buckeye’s objectives, in each case for the prior year. The compensation committee also considers factors it deems appropriate for discretionary adjustments to compensation based on the events of the previous year. Based on these evaluations, the compensation committee approves AIC Plan payouts for the prior calendar year and determines the degree to which performance goals were met at the end of a performance period for LTIP performance units.

As part of this process, our CEO provides a review of each other executive officer’s performance for the prior year and makes recommendations to the compensation committee to assist it in determining the various components of compensation. For executive officers who report to someone other than the CEO, such reviews and recommendations are done jointly by the CEO and the officer to whom they report. Although the compensation committee considers this information, the ultimate decisions regarding executive compensation are made by the compensation committee in accordance with its charter. Our CEO does not make recommendations regarding his own compensation to the compensation committee.

The compensation committee may review executive compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year, or in response to an advisory vote of our unitholders regarding our executive compensation. At our 2011 annual meeting, 96% of the votes cast in our “Say-on-Pay” proposal regarding executive compensation were cast in favor of our executive compensation. The compensation committee considered the overwhelming support of our executive compensation program in the “Say-on-Pay” proposal and has taken care to ensure that the changes described herein are consistent with our philosophy. Our unitholders also approved our proposal to conduct a “Say-on-Pay” vote every three years, so a “Say-on-Pay” vote will next be conducted at our 2014 annual meeting. Following the 2011 annual meeting, our compensation committee considered these votes and, although our compensation committee has generally retained its approach to executive compensation, it has instituted various changes it has deemed necessary to keep our program competitive, as discussed in this Compensation Discussion and Analysis.

Base Salaries

The base salaries for our named executive officers are reviewed annually by the compensation committee. For 2012, we generally sought to position base salaries for our named executive officers within a reasonable range (+ or – 25%) of the 50th percentile of salaries for comparable executives included in the MLP peer group data. By structuring base salaries in this range, we are able to allocate more of our named executive officers’ compensation to incentive-based components to emphasize our pay-for-performance philosophy. However, in some cases we determined it was appropriate to establish a base salary at a rate outside this range due to differences in experience, as well as variations in responsibilities, competition in the marketplace, performance and ability. In establishing the base salary of each named executive officer, the compensation committee also took into consideration the other aspects of such officer’s compensation package, including both annual cash incentive awards and long-term equity incentive awards. For 2012, Messrs. Smith, Ashcroft and Malecky received significant base salary increases compared to their 2011 base salaries as a result of their promotions and the corresponding increases in their responsibilities. These salary increases also aligned these officers’ compensation with that of executives holding comparable positions in the MLP peer group.

The 2012 base salaries of our named executive officers are set forth below:

Name	2012 Base Salary	Percentage Increase
Clark C. Smith	$500,000	45	%*
Keith E. St.Clair	$400,000	14%
Jeremiah J. Ashcroft III	$340,000	55	%**
Robert A. Malecky	$340,000	31	%**
Khalid A. Muslih	$300,000	22%
Forrest E. Wylie	$450,000	0%

*	Mr. Smith’s base salary was increased in connection with his appointment as Chief Executive Officer and President, effective February 10, 2012.
**	Messrs. Ashcroft and Malecky’s base salaries were increased in connection with their appointments as business unit Presidents of the Partnership. These base salary increases were effective January 13, 2012.

With the exception of Messrs. St.Clair and Muslih, all named executive officers’ base salaries were in a range competitive with the 50th percentile, or median, for comparable executive officers within our MLP peer group. Mr. St.Clair’s base salary was set at a level competitive with the 75th percentile due to his experience and the competitive nature of his position in the marketplace. No directly comparable MLP peer group data was available for Mr. Muslih, but given his key role in our expansion and growth as well as in our strategic planning, the compensation committee increased Mr. Muslih’s base salary to $300,000. The compensation committee felt this increase was consistent with the base salary increases for our other named executive officers, which all exceed $300,000. In addition, the compensation committee wanted to better align the base salaries for the senior vice presidents, which include both Messrs. Ashcroft and Malecky.

Annual Cash Incentive Compensation

We maintain the AIC Plan, which is an annual incentive program pursuant to which our full-time employees are eligible for cash awards based on our overall financial performance relative to pre-established target award levels and satisfactory individual performance. All of our named executive officers are eligible to receive cash incentive awards under the AIC Plan.

The objectives of the AIC Plan are:

•	to provide near-term incentives to achieve annual goals established for our employees that are considered important for organizational success; and

•	to reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved.

AIC Plan payouts for our named executive officers are contingent on the achievement by Buckeye during the year of a pre-established financial performance goal. In the first quarter of each year, the compensation committee meets to determine the financial performance goal for that year. At this meeting, the committee also determines the extent to which the financial performance goal for the previous year was achieved, and funds the AIC Plan pool based on the level of achievement of the financial performance goal. The compensation committee then has the discretion to adjust (upward or downward) each named executive officer’s payout based on the compensation committee’s appraisal of such named executive officer’s individual performance, considering factors such as teamwork, leadership, individual accomplishments and initiative in the context of the business functions and role of each named executive officer.

The AIC Plan also provides discretion for the compensation committee to take into account extraordinary or unanticipated circumstances or events when determining whether a target performance goal has been achieved, including, but not limited to, a corporate transaction, such as an acquisition, merger, reorganization or other extraordinary or unusual event in the marketplace.

In February 2012, the compensation committee established the 2012 AIC Plan target payouts for our named executive officers set forth below:

	Base Salary	Incentive Award	Incentive Award Target as Percentage of
Name	2012	Target	Base Salary
Clark C. Smith	$500,000	$625,000	125%
Keith E. St.Clair	$400,000	$400,000	100%
Jeremiah J. Ashcroft III	$340,000	$255,000	75%
Robert A. Malecky	$340,000	$255,000	75%
Khalid A. Muslih	$300,000	$300,000	100%
Forrest E. Wylie	$450,000	N/A	N/A

The compensation committee set the targets in the table above to achieve competitive total cash compensation levels near the median level as determined by the MLP peer group benchmarking conducted by Meridian. The 2012 AIC Plan financial target performance goal for our named executive officers was established as the achievement by the Partnership on a consolidated basis of Adjusted EBITDA (as adjusted to take into account the timing of the closing of our 2012 acquisition of the Perth Amboy facility) of $574.4 million.

At its meeting on February 6, 2013, the compensation committee determined that the Partnership achieved Adjusted EBITDA of $559.5 million, or 97.4% of our target level financial performance goal. Pursuant to the terms of the AIC Plan, our named executive officers received annual incentive awards based on 97.4% of their incentive award targets. Mr. Wylie was not eligible for an annual incentive award due his resignation as Chief Executive Officer, effective February 9, 2012. The annual incentive awards paid to our named executive officers for 2012 performance under the AIC Plan are as follows:

Name	2012 AIC Plan Incentive Award
Clark C. Smith	$608,800
Keith E. St.Clair	$389,600
Jeremiah J. Ashcroft III	$248,400
Robert A. Malecky	$248,400
Khalid A. Muslih	$292,200
Forrest E. Wylie	$0

In addition to the above annual incentive awards paid to our named executive officers under the AIC Plan, the compensation committee awarded Mr. Malecky a special one-time discretionary cash bonus of $50,000 based on the strong financial performance of the Pipelines & Terminals segment, which is the business he manages. Our Pipelines & Terminal segment achieved record EBITDA performance for calendar year 2012 of $409 million, which was an increase of $48 million (13.3%), from the prior calendar year. The compensation committee determined that this bonus was warranted because, as President of this business unit, Mr. Malecky had been instrumental in achieving this performance.

Long-Term Incentive Awards

LTIP

We provide unit-based, long-term incentive compensation for certain employees, including our named executive officers, under our LTIP. The LTIP provides for equity awards in the form of phantom units and performance units, either of which may be accompanied by distribution equivalent rights (“DERs”). DERs provide the participant with a right to receive a cash payment per phantom unit or performance unit equal to distributions per LP Unit paid by us. When phantom units are accompanied by DERs, such DERs normally are paid at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested. The compensation committee believes using DERs more closely aligns the interests of our named executive officers with our untiholders because the receipt of distributions is an important component of any investment in a master limited partnership. Our phantom units generally vest after three years of service from the date of grant and entitle a participant to receive an LP Unit upon vesting. Performance units are notional LP Units whose vesting is subject to the attainment of one or more performance goals during a performance period, and which entitle a participant to receive LP Units upon vesting. Performance units generally vest over a three-year performance period and are paid out based on a performance multiplier ranging between 0% and 200%, determined based on the actual performance compared to a pre-established performance goal, which is distributable cash flow per LP Unit. The compensation committee selected distributable cash flow per LP Unit because it is a key driver of long-term value for Buckeye unitholders. The performance goals for outstanding performance unit grants as of December 31, 2012 are as set forth below:

Year of Grant	Performance Measure	Performance Period	Performance Goal and Payout Multiplier
			Threshold	Stretch
2010 (1)	Distributable Cash Flow Per LP Unit	1/1/2010- 12/31/2012	$4.10 50% Payout	$4.51 200% Payout
2011	Distributable Cash Flow Per LP Unit	1/1/2011- 12/31/2013	$4.12 50% Payout	$4.62 200% Payout
2012	Distributable Cash Flow Per LP Unit	1/1/2012- 12/31/2014	$4.37 50% Payout	$4.90 200% Payout

(1)	As a result of the Merger, approximately 20.0 million LP Units were issued, which resulted in dilution to unitholders and a significant adverse change to the calculation of distributable cash flow per LP Unit. Pursuant to administrative authority under the LTIP, the compensation committee determined that the distributable cash flow per LP Unit performance goals for performance units granted in 2010 should be proportionately adjusted downward to compensate for the effect of the LP Unit issuances in the Merger and to place each participant in substantially the same situation after the adjustment as such participant was in prior to the Merger. The performance goal and payout multipliers represent the post-adjustment distributable cash flow per LP Unit performance goals for the 2010 performance unit grants.

The distributable cash flow per LP Unit for the last year of the respective performance period is used to measure whether the performance goal is achieved. There is generally no payout for performance below the threshold performance goal level. The payout multiplier for performance equal or greater than threshold is determined on a linear scale, such that actual performance results falling between the threshold and stretch performance goals will result in payouts that are derived from ratable payout multipliers falling between the threshold payout multiplier (50%) and stretch payout multiplier (200%), with a target payout multiplier of 100%. For example, achievement of distributable cash flow per LP Unit exactly halfway between the threshold and stretch levels will result in a payout multiplier of 125%.

In making 2012 LTIP grants to our named executive officers the compensation committee considered:

•	MLP peer group benchmarking data specific to each named executive officer;

•	each named executive officer’s contribution to our long-term growth; and

•	other considerations that the compensation committee deemed relevant with respect to a named executive officer, including the accomplishment of the individual’s assigned objectives.

Based on these factors, the compensation committee approved the following grants of performance units and phantom units to our named executive officers on February 8, 2012 (the fair market value of one LP Unit on February 8, 2012 was $63.90):

Name	Performance Units			Phantom Units
	Threshold	Target	Maximum
Clark C. Smith	10,485	20,970	41,940	10,329
Keith E. St.Clair	3,932	7,864	15,728	3,874
Jeremiah J. Ashcroft III	2,097	4,194	8,388	2,066
Robert A. Malecky	2,097	4,194	8,388	2,066
Khalid A. Muslih	1,835	3,670	7,340	1,808
Forrest E. Wylie	0	0	0	6,000

At its February 6, 2013 meeting, the compensation committee, as administrator of the LTIP, considered to what extent the performance criteria for the 2010 performance units discussed above had been satisfied. In making its determination, the compensation committee used its discretionary authority to make both upward and downward adjustments to distributable cash flow to account for unanticipated events. The compensation committee made an upward adjustment to factor out costs associated with, and the impact of our inability to increase certain pipeline tariffs as a result of, the proceedings before the Federal Energy Regulatory Commission (“FERC”) that our subsidiary, Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”), was a party to in 2012. The compensation committee also adjusted distributable cash flow downward to factor out the impact of revenue related to services rendered in prior years but, for accounting purposes, was not recognized in revenue until the current year as a result of the resolution of a commercial matter. Based on the foregoing adjustments, the compensation committee determined that the 2012 distributable cash flow per LP Unit was $4.33 (as adjusted for the above discussed matters), which exceeded the $4.10 threshold level payout. As a result, the compensation committee determined that the 2010 performance units would be vested at 135% of the target level.

In connection with our acquisition of BORCO in the first quarter of 2011, we issued Class B Units. The Class B Units share equally with our LP Units with respect to the payment of distributions, except that we have the option of paying distributions on the Class B Units with cash or by issuing additional Class B Units valued at the volume-weighted average price of the LP Units for the 10 trading days immediately preceding the date the distributions are declared, less a discount of 15%. We have paid all distributions on the Class B Units by issuing additional Class B Units. The Class B Units will convert into LP Units on a one-for-one basis on the earlier of (a) the date on which at least 4.0 million barrels (“MMBbls”) of incremental storage capacity are placed in service by BORCO or (b) the third anniversary of the issuance of the Class B Units. As of April 8, 2013, there were 8,160,943 Class B Units outstanding. Since we are not required to pay distributions on our Class B Units, the Class B Units were not factored into the determination of distributable cash flow per LP Unit for 2012. Buckeye expects the Class B Units to convert into LP Units in 2013 and, therefore, to impact 2013 distributable cash flow per LP Unit.

For a more detailed description of the LTIP, including the circumstances under which the vesting of phantom units and performance units may be accelerated, please see the narrative discussion below entitled “Long-Term Incentive Plan” following the 2012 Grants of Plan-Based Awards Table.

Retention Awards

On January 13, 2012, the compensation committee approved one-time retention incentive phantom unit grants to our named executive officers in the amount of $750,000, other than for Messrs. Smith and Wylie. Retention was among the compensation committee’s considerations in setting Mr. Smith’s 2012 performance unit and phantom unit grants and, as a result, the committee determined that a separate retention grant for Mr. Smith was not warranted. In connection with our management reorganization, the compensation committee determined that the retention of certain key executives, including our named executive officers was imperative. The rationale for the retention incentive grants was to retain the core executive team while focusing on executives with key roles and responsibilities that were critical to the success of the reorganization. Consistent with the goal of retention, the awards were structured as phantom unit awards with time-based cliff vesting over a three-year period. The retention incentive phantom unit grants are materially consistent with the standard form of grant agreement used for annual phantom unit awards to our named executive officers, except for the following changes:

•	the retention incentive phantom unit grants do not include DERs; and

•

the retention incentive phantom unit grants do not provide for accelerated vesting upon a termination of employment on account of death or disability or pro-rated vesting upon a termination of employment due to retirement.

The compensation committee made the above changes to the standard form of grant to ensure these grants were true retention incentives that only have economic value under circumstances where named executive officers remain employed by, or providing service to the Partnership for three years. The rationale for the retention incentive grants was to retain the core executive team while focusing on executives with key roles and responsibilities as a result of the reorganization. The compensation committee felt that by structuring the retention incentive as a target level award of phantom units, rather than performance units, it would enhance the retention value to executives, including our named executive officers. Based on the above factors, the compensation committee granted the following phantom unit grants to certain of our named executive officers on January 16, 2012:

Name	Retention Incentive (Phantom Units)
Keith E. St.Clair	11,943
Jeremiah J. Ashcroft III	11,943
Robert A. Malecky	11,943
Khalid A. Muslih	11,943

Non-Executive Chairman Agreement

In connection with Mr. Wylie’s resignation as Chief Executive Officer, Buckeye GP and Mr. Wylie entered into a Non-Executive Chairman Agreement (the “Chairman Agreement”), effective as of February 10, 2012. The Chairman Agreement continues until the earlier of thirty-six (36) months or the date Mr. Wylie no longer serves as the Non-Executive Chairman of the board of directors. Pursuant to the Chairman Agreement, Mr. Wylie is paid an annual stipend of $180,000, that is payable quarterly, and is entitled to other office and administrative support services. This annual stipend is in lieu of any cash board of director fees ordinarily paid to non-employee members of the board of directors. Under the terms of the LTIP, Mr. Wylie is entitled to continued vesting of outstanding phantom and performance units so long as he continues to provide services under the Chairman Agreement. Additionally, in anticipation of Mr. Wylie’s service on the board of directors as a non-employee director, he was granted 6,000 phantom units, 2,000 of which vest each year over a three-year period, to match the annual grants of 2,000 phantom units made to our other non-employee directors. The Chairman Agreement includes standard restrictive covenants for non-competition, confidentiality and non-solicitation for a three-year period from the effective date of the Chairman Agreement.

Non-Qualified Deferred Compensation

Deferral Plan

We maintain the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the “UDIP”). All of our named executive officers are eligible to participate in the UDIP. The UDIP provides eligible employees, including our named executive officers, the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their cash awards are credited with deferral units equal in value to the amount of the cash award the participant elected to defer. Under the UDIP, participants are also credited with one matching unit for each deferral unit they receive.

Both deferral units and matching units are phantom units governed by the LTIP, and are subject to the service-based vesting restrictions for phantom units contained in the LTIP. Participants are also entitled to DERs on each unit they receive pursuant to the UDIP. Deferral units and matching units are settled in LP Units reserved under the LTIP. We maintain the UDIP for our named executive officers because it converts what would otherwise be short-term, cash compensation into a long-term retention tool for our named executive officers.

In December 2012, each of Messrs. Smith, St.Clair, Malecky and Muslih elected to defer a portion of all cash awards to be received by them under the AIC Plan and pursuant to discretionary bonuses. The value of the cash incentive awards that were deferred under the UDIP are reported in our Summary Compensation Table below because they were earned by each named executive officer in 2012. The matching units that will be credited to our named executive officers in 2013 as a result of the deferral are not reported in the 2012 Grants of Plan-Based Awards Table below because SEC guidance requires us to report equity grants in the year in which they are granted. As a result, such matching units will appear in the 2013 Grant of Plan-Based Awards Table.

On December 12, 2012, in light of the uncertainties caused by the so-called “fiscal cliff” potential tax increases, the compensation committee approved the acceleration of vesting (in each case by 5 days) of deferral units and matching units that would have otherwise vested on January 1, 2013, 2014 and 2015, such that those deferral units and matching units will now vest on December 26, 2012, 2013, 2014, respectively.

A more detailed description of the UDIP, including a description of the acceleration of vesting of deferral and matching units, is contained in the narrative discussion entitled “Unit Deferral and Incentive Plan” following the 2012 Grants of Plan-Based Awards Table.

Benefit Equalization Plan

All of our named executive officers received non-qualified deferred compensation in 2012 in the form of contributions by us to their Benefit Equalization Plan accounts. The Benefit Equalization Plan is a non-qualified deferred compensation plan. It provides that certain highly compensated employees that are selected by the compensation committee, including our named executive officers, whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company-contributed amounts they would have received if there were no IRS limits. A more detailed description of the Benefit Equalization Plan is contained in the narrative discussion below following the “2012 Nonqualified Deferred Compensation Table.”

Other Benefits

Named executive officers are generally eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance and our retirement and savings plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. See the discussion below following the Summary Compensation Table under the heading “Retirement and Other Benefits” for more information.

Employment, Severance and Change in Control Arrangements

None of our named executive officers have employment agreements and we do not provide for any “single trigger” change in control payments or acceleration of equity. In addition, none of our named executive officers are entitled to tax-related payments, such as excise tax gross-ups pursuant to section 280G of the Code. However, we have historically provided our named executive officers with severance and change in control arrangements that provide for severance payments upon termination of employment with or without a change in control. Prior to 2012, the Partnership and Services Company were parties to Severance Agreements with Messrs. Smith and

St.Clair that were negotiated in connection with their hiring and that contained customary severance provisions that would have been triggered upon the termination of employment, including following a change in control. Prior to 2012, Messrs. Wylie, Ashcroft and Muslih each would have been entitled to severance under the Severance Pay Plan for Employees of Services Company if their employment had been terminated.

At the January 13, 2012 meetings of the Board and the compensation committee, Mr. Wylie announced to the Board his intention to resign as Chief Executive Officer of Buckeye GP. The Board subsequently elected Mr. Smith as Chief Executive Officer and President, effective upon Mr. Wylie’s resignation, and approved a restructuring of the management of Buckeye GP, which included the appointments of Jeremiah J. Ashcroft III, Robert A. Malecky and Mary F. Morgan as business unit Presidents of the Partnership. As it had with Messrs. Smith and St.Clair, Services Company negotiated a Severance Agreement with Ms. Morgan in connection with her hiring, and amended and restated the Severance Agreements of Messrs. Smith and St.Clair in order to make all of the agreements consistent. The compensation committee also decided that it was not in the Partnership’s best interests to treat similarly situated executives officers differently based solely on their hire date, and as a result entered into a similar Severance Agreement with Mr. Muslih. Officers who are parties to Severance Agreements do not participate in the Severance Pay Plan for Employees of Services Company.

The compensation committee approved these severance arrangements because the compensation committee believes that these benefits are appropriate for the caliber of executives that we have and for the size of our company. In addition, the compensation committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions. For more details regarding the terms of the severance and change in control arrangements, see “Payments upon Termination or Change in Control” below.

Compensation Committee Report

In light of the foregoing, as required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of our general partner that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

BUCKEYE GP LLC

Oliver G. Richard, III, Chair

Joseph A. LaSala, Jr.

Mark C. McKinley

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Clark C. Smith President and Chief Executive Officer (1)	2012	479,731	—	2,100,022	608,800	258,045	3,446,598
	2011	342,309	200,000	1,050,770	—	163,572	1,756,651
	2010	332,308	—	2,616,664	301,500	123,383	3,373,855

Keith E. St.Clair Executive Vice President and Chief Financial Officer	2012	397,116	—	1,500,079	389,600	184,176	2,470,971
	2011	345,963	200,000	917,200	—	140,645	1,603,808
	2010	332,308	—	2,225,103	368,500	112,105	3,038,016

Jeremiah J. Ashcroft III Senior Vice President; President, Buckeye Services	2012	333,078	—	1,235,094	248,400	120,385	1,936,957

Robert A Malecky Senior Vice President; President, Domestic Pipelines and Terminals	2012	335,386	50,000	1,150,035	248,400	135,593	1,919,414
	2011	257,308	170,000	360,107	—	201,338	988,753
	2010	248,305	—	2,265,294	400,000	201,837	3,115,436

Khalid A. Muslih Senior Vice President, Corporate Development and Strategic Planning	2012	296,827	—	1,185,124	292,200	137,567	1,911,718
	2011	242,309	170,000	450,104	—	180,118	1,042,531
	2010	232,308	—	2,251,254	500,000	73,272	3,056,834

Forrest E. Wylie Non-Executive Chairman and Former Chief Executive Officer (1)	2012	63,572	—	383,400	—	373,333	820,305
	2011	450,000	—	3,611,722	—	233,765	4,295,487
	2010	436,538	—	9,884,213	450,000	165,186	10,935,937

(1)	Effective February 10, 2012, Mr. Wylie resigned as Chief Executive Officer of Buckeye and Mr. Smith was appointed to succeed him.
(2)	Represents discretionary bonuses paid on account of 2011 performance. Messrs. Smith and Muslih deferred $100,000 and $85,000, respectively, of their 2011 discretionary bonuses pursuant to the UDIP and Mr. Malecky deferred $25,000 of his 2012 discretionary bonus pursuant to the UDIP. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2012 discretionary bonus deferrals will appear in the “Grants of Plan-Based Awards Table” that will be included in our 2014 Annual Meeting Proxy Statement.
(3)

Amounts reflect the (i) the grant date fair value (computed in accordance with FASB ASC Topic 718) of phantom unit awards and performance unit awards under the LTIP in 2012, 2011, and 2010, (ii) the grant date fair value (computed in accordance with FASB ASC Topic 718) of matching units issued in 2012, 2011, and 2010 under the LTIP as a result of a deferral, pursuant to the UDIP, of AIC Plan awards for 2009 and 2010 and of discretionary bonuses for 2011 and 2009, (iii) the grant date fair value (computed in accordance with FASB ASC Topic 718) of the override units granted by BGH GP Holdings, LLC (“BGH GP”) in 2011, and (iv) the incremental fair value of BGH GP’s exchange of LP Units for the named executive officer’s outstanding Value A and Operating override units (computed in accordance with FASB ASC Topic 718) in 2010. For a discussion of the valuations of the performance units and phantom units, please see the discussion in Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. With respect to the LP Units that were distributed in exchange for the Operating override units, the valuation of the benefit the named executive officer received in exchange was equal to the incremental fair value of the LP Units received over the calculated fair value of the Operating override units immediately prior to the exchange. With respect to the LP Units that were distributed in exchange for the Value A override units, the valuation of the LP units received in the exchange was measured as the fair value of the LP Units at the time of the exchange. See the narrative discussion below titled “BGH GP Holdings, LLC Override Units” for a discussion of the override units granted in 2011.

The table below details the unit awards set forth in the Summary Compensation Table above:

Name	Year	Performance Unit Award Value ($)	Phantom Unit Award Value ($)	Matching Unit Award Value ($)	Override Unit Values ($)	LP Units Received in Exchange for Override Value A and Operating Units ($)	Total ($)
Clark C. Smith	2012	1,339,983	660,023	100,016	—	—	2,100,022
	2011	603,042	296,974	150,754	—	—	1,050,770
	2010	727,856	363,928	250,046	—	1,274,834	2,616,664

Keith E. St.Clair	2012	502,510	997,569	—	—	—	1,500,079
	2011	552,767	272,291	92,142	—	—	917,200
	2010	562,454	281,199	106,616	—	1,274,834	2,225,103

Jeremiah J. Ashcroft III	2012	267,997	882,038	85,059	—	—	1,235,094

Robert A. Malecky	2012	267,997	882,038	—	—	—	1,150,035
	2011	134,067	65,994	160,046	—	—	360,107
	2010	198,526	99,207	182,754	—	1,784,807	2,265,294

Khalid A. Muslih	2012	234,513	865,552	85,059	—	—	1,185,124
	2011	134,067	65,994	250,043	—	—	450,104
	2010	198,526	99,207	168,714	—	1,784,807	2,251,254

Forrest E. Wylie	2012	—	383,400	—	—	—	383,400
	2011	904,498	445,526	225,026	2,036,672	—	3,611,722
	2010	1,323,379	661,718	249,989	—	7,649,127	9,884,213

The vesting of the performance units is subject to the attainment of a pre-established distributable cash flow per LP Unit performance goal during the third year of a three fiscal year period. The grant date fair value of the performance awards reflected in the Summary Compensation Table is based on a target payout of such awards, using the average of the high and low trading prices for our LP Units on the date of grant ($63.90 for 2012 grants, $64.955 for 2011 grants, and $55.86 for 2010 grants). If there is a maximum payout under the 2012 performance units awards, the values of Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih’s performance unit awards would be $2,679,966, $1,005,019, $535,993, $535,993, and $469,026, respectively. If there is a maximum payout under the 2011 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Wylie’s 2011 performance unit awards would be $1,206,084, $1,105,534, $268,134, $268,134, and $1,808,997. The 2010 performance unit awards were paid out at 135% of the target award (between the target and maximum award levels).

(4)

Represents annual incentive awards paid under the AIC Plan. Pursuant to the UDIP, Messrs. Smith, St.Clair, Malecky, Muslih, and Wylie deferred $150,750, $92,125, $160,000, $250,000, and $225,000, respectively, of their 2010 AIC Plan awards and Messrs. Smith, St.Clair, Malecky, and Muslih deferred, $304,400, $194,800, $124,200, and $146,100, respectively, of their 2012 AIC Plan award. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2012 AIC Plan award deferrals will appear in the “Grants of Plan-Based Awards Table” that will be included in our 2014 Annual Meeting Proxy Statement.
(5)	For each named executive officer, the amounts in the column labeled “All Other Compensation” consist of:

Named Executive Officer	Fiscal Year	Savings Plan Contributions ($) (a)	ESOP ($)(b)	Distribution Equivalents ($) (c)	Benefit Equalization Plan ($) (d)	Relocation ($)	Vacation Waiver ($) (e)	Other ($) (f)	Total All Other Compensation
Clark C. Smith	2012	25,000	—	200,072	32,973	—	—	—	258,045
	2011	24,500	—	114,266	24,806	—	—	—	163,572
	2010	24,500	—	65,137	33,746	—	—	—	123,383

Keith E. St.Clair	2012	25,000	—	124,464	34,712	—	—	—	184,176
	2011	24,500	—	78,411	37,734	—	—	—	140,645
	2010	24,500	—	44,130	40,729	2,746	—	—	112,105

Jeremiah J. Ashcroft III	2012	25,000	—	78,577	16,808	—	—	—	120,385

Robert A. Malecky	2012	25,208	—	82,293	28,092	—	—	—	135,593
	2011	12,250	36,001	117,199	32,042	—	3,846	—	201,338
	2010	12,250	37,146	103,232	45,460	—	3,749	—	201,837

Khalid A. Muslih	2012	25,000	—	99,384	13,183	—	—	—	137,567
	2011	24,500	—	126,368	24,731		4,519	—	180,118
	2010	24,500	—	28,836	15,609	—	4,327	—	73,272

Forrest E. Wylie	2012	6,640	—	223,039	-	—	8,654	135,000	373,333
	2011	24,500	—	157,611	43,000	—	8,654	—	233,765
	2010	24,500	—	88,839	44,155	—	7,692	—	165,186

(a)	Amounts represent a 5% company contribution to the Retirement and Savings Plan (the “Services Company Retirement and Savings Plan”) for each of the named executive officers on wages of up to $250,000 for 2012 and $245,000 for each of 2011 and 2010 and a dollar-for-dollar matching contribution on their contributions to the retirement and savings plan up to 5% of their pay (6% in the case of Mr. Malecky). Mr. Malecky did not begin receiving such matching contribution until after the repayment of ESOP Notes (defined below) as described in the accompanying narrative.
(b)	Amounts represent the value of Services Company stock allocated during 2011, 2010 or 2009, as applicable, in accordance with the terms of the Buckeye Pipe Line Services Company Employee Stock Ownership Plan (the “ESOP”). Allocations of Services Company stock ceased in April 2011 following repayment of the ESOP Notes. See accompanying narrative for more detail.
(c)	Amounts represent the distribution equivalents paid during 2012, 2011 or 2010, as applicable, on unvested phantom unit awards (other than the retention awards made in January 2012, which did not include distribution equivalent rights) granted under the LTIP and held by the named executive officer. Pursuant to the LTIP, distribution equivalents for any period are determined by multiplying the number of outstanding unvested phantom units by the per LP Unit cash distribution paid by us on our LP Units for such period. Amounts also include $44,753, $42,274, $9,800, $14,918, $14,918, and $54,701 for Messrs. Smith, St.Clair, Ashcroft, Malecky, Muslih, and Wylie, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2012. Pursuant to the Performance Unit awards, distribution equivalents were calculated by multiplying (i) the number of our LP Units issued upon vesting of such awards by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three year option vesting period. For Mr. Malecky, amount also includes, and $57,375 and $72,975 in payment of distribution equivalents under the Option Plan in 2011 and 2010, respectively. For Mr. Muslih, amount also includes $55,125 in payment of distribution equivalents under the Option Plan in 2011. Pursuant to the Option Plan, distribution equivalents were calculated by multiplying (i) the number of our LP Units subject to such options that have not vested by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three year option vesting period.

(d)	Amounts represent contributions to the named executive officer’s account under the Benefit Equalization Plan. A description of the plan and the amounts of contributions credited to each named executive officer’s account in 2012 are set forth in the “2012 Nonqualified Deferred Compensation Table” and the accompanying narrative discussion below.
(e)	Represents amounts paid in exchange for forfeited vacation time pursuant to Buckeye’s vacation policy.
(f)	Includes, for Mr. Wylie, $135,000 of stipend payable pursuant to the Non-Executive Chairman Agreement, which was paid subsequent to his resignation as Chief Executive Officer of Buckeye.

2012 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)
Name	Grant Date	Target ($)	Thres hold (#)	Target (#)	Maximum (#)
Clark C. Smith		625,000
	February 8, 2012		10,485	20,970	41,940		1,339,983(3)
	February 8, 2012					10,329(4)	660,023(5)
	February 24, 2012					1,645(6)	100,016(7)

Keith E. St.Clair		400,000
	January 13, 2012					11,943(8)	750,020(9)
	February 8, 2012		3,932	7,864	15,728		502,510(3)
	February 8, 2012					3,874(4)	247,549(5)

Jeremiah J. Ashcroft III		255,000
	January 13, 2012					11,943(8)	750,020(9)
	February 8, 2012		2,097	4,194	8,388		267,997(3)
	February 8, 2012					2,066(4)	132,018(5)
	February 24, 2012					1,399(6)	85,059(7)

Robert A. Malecky		255,000
	January 13, 2012					11,943(8)	750,020(9)
	February 8, 2012		2,097	4,194	8,388		267,997(3)
	February 8, 2012					2,066(4)	132,018(5)

Khalid A. Muslih		300,000
	January 13, 2012					11,943(8)	750,020(9)
	February 8, 2012		1,835	3,670	7,340		234,513(3)
	February 8, 2012					1,808(4)	115,532(5)
	February 24, 2012					1,399(6)	85,059(7)

Forrest E. Wylie	February 8, 2012					6,000(4)	383,400(5)

(1)	Represents annual incentive awards granted pursuant to the AIC Plan, with payment contingent on Buckeye’s achievement of a pre-established financial performance goal and each named executive officer’s individual performance.
(2)	Represents grants of performance units under the LTIP. See “Long-Term Incentive Plan” below. The vesting of the performance units are subject to the attainment of a pre-established distributable cash flow per LP Unit performance goal during the third year of a three fiscal year period, which for 2012 awards, means the three year period ending December 31, 2014. The grant date fair value of the performance units awards reflected in the table is based on a target payout of such awards.

(3)	The grant date fair value of these awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($63.90). If there is maximum payout under the 2012 performance unit awards, the values of Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih’s 2012 performance unit awards would be $2,679,966, $1,005,019, $535,993, $535,993, and $469,026, respectively.
(4)	Represents grants of phantom units with DERs under the LTIP. See “Long-Term Incentive Plan” below.
(5)	The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($63.90).
(6)	Represents the grant of matching phantom units issued under the LTIP as a result of the deferral of 2011 bonus awards pursuant to the UDIP. The matching units were issued as a result of deferrals by Messrs. Smith, Ashcroft, and Muslih of $100,000, $85,000, and $85,000, respectively, of their 2011 bonus awards.
(7)	The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($60.80).
(8)	Represents grants of phantom units without DERs under the LTIP. See “Long-Term Incentive Plan” below.
(9)	The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($62.80).

Long-Term Incentive Plan

The LTIP, which is administered by the compensation committee, provides for the grant of phantom units, performance units and in certain cases, DERs which provide the participant a right to receive payments based on distributions we make on our LP Units. Phantom units are notional LP Units whose vesting is subject to service-based restrictions or other conditions, and performance units are notional LP Units whose vesting is subject to the attainment of one or more performance goals. DERs are rights to receive a cash payment per phantom unit or performance unit, as applicable, equal to the per unit cash distribution we pay on our LP Units. DERs are paid on phantom units at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested.

A participant’s phantom units and performance units are subject to “double-trigger” vesting as a result of a change of a control. In the event we experience a change of control while a participant is employed by, or providing services to us, Buckeye GP, or any affiliate, a participant’s phantom units (and any unpaid DERs) and performance units (and any associated DERs) will only vest if either (i) the participant is terminated without cause or (ii) the participant resigns for good reason, in the case of both clauses (i) and (ii) such termination or resignation occurs during the eighteen-calendar-month period following a change of control. If such vesting occurs, a participant’s phantom units (and any unpaid DERs) will be paid within the 30-day period following the termination of employment and a participant’s performance units (and any associated DERs) will be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment.

“Change of Control” generally means:

•	the sale or disposal by the Partnership of all or substantially all of its assets;

•

the merger or consolidation of the Partnership with or into another partnership, corporation or other entity, other than a merger or consolidation in which the unitholders immediately prior to such transaction retain at least a 50% equity interest in the surviving entity;

•	Buckeye GP ceases to be the sole general partner of the Partnership;

•	the Partnership ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of Buckeye GP; or

•

if any person or “group” (within the meaning of the Exchange Act) collectively shall beneficially own and control, directly or indirectly, a number of LP Units that would entitle such person or group to vote LP Units representing, in the aggregate, more than 50% of the total number of outstanding LP Units outstanding.

“Cause” generally means a finding by the compensation committee that the participant:

•	has materially breached his or her employment, severance or service contract with us;

•	has engaged in disloyalty to us, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty;

•	has disclosed trade secrets or our confidential information to persons not entitled to receive such information; or

•	has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between us and the participant.

“Good Reason” generally means the occurrence, without the participant’s express written consent, of any of the following events during the eighteen-calendar-month period following a change of control, or the change of control period:

•	a substantial adverse change in the participant’s duties or responsibilities from those in effect on the date immediately preceding the first day of the change of control period;

•	a material reduction in the participant’s annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a change of control period; or

•

requiring the participant to be based at a location more than 100 miles from the participant’s primary work location as it existed on the date immediately preceding the first day of the change of control period, except for required travel substantially consistent with the participant’s present business obligations.

The number of LP Units that may be granted under the LTIP may not exceed 1,500,000, subject to certain adjustments. The number of LP Units that may be granted to any one individual in a calendar year may not exceed 100,000. If awards are forfeited, terminated or otherwise not paid in full, the LP Units underlying such awards will again be available for purposes of the LTIP. Persons eligible to receive grants under the LTIP are (i) officers and employees of us, Buckeye GP and any of our affiliates and (ii) independent members of the board of directors of Buckeye GP. Phantom units or performance units may be granted to participants at any time as determined by the compensation committee.

The fair values of both the performance unit and phantom unit grants are based on the average of the high and low market prices of our LP Units on the date of grant computed in accordance with FASB ASC Topic 718. Compensation expense equal to the fair value of those performance unit and phantom unit awards that actually vest is estimated and recorded over the period the grants are earned, which is the vesting period. Compensation expense estimates are updated periodically. The vesting of the performance unit awards is also contingent upon the attainment of predetermined performance goals, which, depending on the level of attainment, could increase or decrease the value of the awards at settlement. Quarterly distributions paid on DERs associated with phantom units are recorded as a reduction of our Limited Partners’ Capital on our consolidated balance sheets.

As noted above in the “Compensation Discussion and Analysis,” the board of directors of Buckeye GP has approved the 2013 Long-Term Incentive Plan (the “2013 LTIP”), for which we are seeking unitholder approval pursuant to Proposal 2 of this proxy statement. If approved by unitholders, the 2013 LTIP will replace the LTIP for all future long-term equity awards.

Unit Deferral and Incentive Plan

The UDIP provides eligible employees the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their bonus are credited with deferral units equal in value to the amount of their cash award deferral. Participants are also credited with a matching unit for each deferral unit they are granted. Both deferral units and matching units are phantom units based on LP Units and subject to service-based vesting restrictions. Participants are entitled to DERs on each unit they receive pursuant to the UDIP, which provide named executive officers with the right to receive payments based on distributions we make on LP Units. Deferral units and matching units are settled in LP Units reserved under the LTIP.

Effective as of January 1, 2013, the compensation committee amended the UDIP to change the definition of “Eligible Employee” to reflect new eligibility requirements of base salary equal to or in excess of $175,000 and Salary Grade 22—Director Level or higher (or such other amount or Salary Grade level set from time to time by the administrator). Individuals who were Eligible Employees for UDIP years prior to January 1, 2013, who were selected by the UDIP administrator to participate in the UDIP for any plan year prior to January 1, 2013, and who were employed by the Company on December 31, 2012 and receiving a base salary equal to or in excess of $150,000 for any plan year also will continue to qualify as Eligible Employees. Notwithstanding the above change, the compensation committee has the discretion under the UDIP to designate any person as an Eligible Employee that does not meet the above requirements.

Deferral elections under the UDIP must be made no later than December 31st of the plan year prior to the date the applicable bonus would otherwise be paid. Once a deferral election is made for a plan year, it becomes irrevocable and cannot be cancelled or changed for that plan year. In connection with the amendment of the UDIP to change to change the definition of “Eligible Employee” effective as of January 1, 2013, the compensation committee also amended the vesting schedule for deferral units and matching units such that a participant becomes 100% vested in deferral units and matching units credited to his or her unit account during a plan year on December 15th of the second calendar year that is after the plan year that the deferral units and matching units are credited to his or her unit account, provided that the participant is continuously employed by, or continuously provides services to us through that date. For example, deferral units and matching units that are credited to a participant’s unit account in 2013 will vest on December 15, 2015. If a participant’s employment is terminated by us without cause, unvested deferral units will immediately vest in full and unvested matching units will vest on a prorated basis, based on the portion of the vesting period during which the participant was employed by us. For purposes of determining the number of matching units that become vested on a prorated basis, the vesting period commences on January 1st of the plan year in which we would otherwise have paid the annual cash award to the participant but for the participant’s deferral election and ends three years later.

A participant’s unvested deferral units and matching units are subject to “double-trigger” vesting as a result of a change of a control. In the event a change of control occurs while the participant is employed by, or providing services to us, Buckeye GP or any affiliate, the participant’s unvested deferral units and matching units will only vest in full if, during the eighteen-calendar-month period following a change of control, (i) the participant is terminated without cause, or (ii) the participant resigns for good reason. For purposes of the UDIP, change of control, cause and good reason have the same meanings as set forth in the LTIP description above. The number of deferral units and matching units that may be granted under the UDIP is limited by the number of LP Units that may be granted under the LTIP, as it may be amended from time to time, subject to certain adjustments.

Option Plan

Our Option Plan historically provided for the grant of options to acquire our LP Units to certain of our and our affiliates’ officers and key employees. Due to changes in tax laws, including the regulations adopted under Internal Revenue Code Section 409A, prior to 2009 we ceased making grants under the Option Plan, although some existing grants under the plan remain outstanding.

BGH GP Holdings, LLC Override Units

BGH GP Holdings, LLC (“BGH GP”), which is primarily owned by ArcLight Capital Partners, LLC, Kelso & Company and their affiliates, formerly controlled us through the indirect ownership of our general partner. BGH GP granted limited liability company interests in BGH GP, called override units, to certain named executive officers and other members of our management in 2007 and 2009 and Mr. Wylie on January 27, 2011.

The override units were not awarded by our compensation committee, they are not administered by our compensation committee, they are not paid by us, and they do not constitute a cash expense to us. In previous years, we have recorded non-cash expense charges related to the override units, but we recorded no such charges in 2012. There are three types of override units outstanding: Value B units, Value N-1 units and Value N-2 units. Since 2010, BGH GP has issued override units only once, to Mr. Wylie, as set forth below:

Year	Named Executive Officer	Date of Grant	Type of Override Unit	Number of Units
2011	Forrest E. Wylie	January 27, 2011	Value N-1	1
	Forrest E. Wylie	January 27, 2011	Value N-2	1,000,000

Our compensation committee did not make any decisions or determinations with respect to the override units in 2012 and, because our compensation committee has no control over or insight into the decisions affecting the value of the override units it did not take into account the existence of the override units in any decisions it made with respect to compensation in 2012.

Retirement and Other Benefits

Services Company sponsors a Retirement and Savings Plan through which it provides retirement benefits for substantially all of its regular full-time employees (including our named executive officers), except those covered by certain labor contracts. The Retirement and Savings Plan consists of two components. Under the first component, Services Company contributes 5% of each eligible employee’s covered salary to an employee’s separate account maintained in the Retirement and Savings Plan. Under the second component, Services Company makes a matching contribution into the employee’s separate account for 100% of an employee’s contribution to the Retirement and Savings Plan up to 5% (or up to 6% if an employee has completed 20 or more years of service) of an employee’s eligible covered salary. Each of our named executive officers receives a contribution equal to 5% of his salary (subject to certain IRS limits) annually, and these amounts vest ratably over a five year period, and we make matching contributions to the Retirement and Savings Plan on their behalf as well. Prior to March 27, 2011, for Services Company employees who participate in the ESOP, Services Company did not make a matching contribution. Because Mr. Malecky participates in the ESOP, we did not make any matching contributions to the Retirement and Savings Plan on his behalf prior to March 27, 2011.

The majority of our regular full-time employees hired before September 16, 2004 (including Mr. Malecky) participate in Services Company’s ESOP, which is a qualified plan. As of the record date, Services Company owned approximately 951,781 of our LP Units. The ESOP owns all of the outstanding common stock of Services Company, or approximately 951,781 shares. Accordingly, one share of Services Company common stock is generally considered to have a value equal to one of our LP Units. Under the ESOP, Services Company common stock was allocated to employee accounts quarterly. Individual employees were allocated shares based on the ratio of their eligible compensation to the aggregate eligible compensation of all ESOP participants. The ESOP was frozen with respect to benefits effective March 27, 2011 (the “Freeze Date”). As of March 28, 2011, in connection with the repayment of the ESOP’s 3.60% Senior Secured Notes due March 28, 2011 (the “ESOP Notes”), all shares had been allocated. Eligible compensation generally included base salary, overtime payments and certain bonuses. Upon termination of the employee’s employment, the value of shares accumulated by an employee in the ESOP is payable to the employee or transferable to other qualified plans in accordance with the terms of the ESOP plan.

Services Company also sponsors a Benefit Equalization Plan, which is described in detail in the narrative discussion following the “2012 Nonqualified Deferred Compensation Table” below.

2012 Outstanding Equity Awards at Fiscal Year-End Table

Name	Unit Option Awards			Unit Awards
	Number of units underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of Units That Have Not Vested (#)	Grant Date	Vesting Date	Market Value of Units That Have Not Vested ($)(2)	Equity incentive plan awards: Number of unearned units that have not vested (#)	Grant Date	Vesting Date	Equity incentive plan awards: Market or payout value of unearned units that have not vested ($)(2)
Clark C. Smith				6,515(1)	2/16/10	2/16/13	295,846	26,060(3)	2/16/10	(3)	1,183,385
				4,572(1)	2/9/11	2/9/14	207,615	18,568(3)	2/9/11	(3)	843,173
				4,640(4)	2/18/11	12/26/13	210,702	41,940(3)	2/8/12	(3)	1,904,495
				10,329(1)	2/8/12	2/8/15	469,040
				3,290(5)	2/24/12	12/26/14	149,399

Keith E. St.Clair				5,034(1)	2/16/10	2/16/13	228,594	20,138(3)	2/16/10	(3)	914,467
				4,192(1)	2/9/11	2/9/14	190,359	17,020(3)	2/9/11	(3)	772,878
				2,836(4)	2/18/11	12/26/13	128,783	15,728(3)	2/8/12	(3)	714,208
				11,943(6)	1/13/12	1/13/15	542,331
				3,874(1)	2/8/12	2/8/15	175,918

Jeremiah J. Ashcroft III				1,776(1)	2/16/10	2/16/13	80,648	7,108(3)	2/16/10	(3)	322,774
				5,081(1)	2/9/11	2/9/14	230,728	20,630(3)	2/9/11	(3)	936,808
				3,078(4)	2/18/11	12/26/13	139,772	8,388(3)	2/8/12	(3)	380,899
				11,943(6)	1/13/12	1/13/15	542,331
				2,066(1)	2/8/12	2/8/15	93,817
				2,798 (5)	2/24/12	12/26/14	127,057

Robert A. Malecky	7,000(7)	50.36	2/21/2017	1,776(1)	2/16/10	2/16/13	80,648	7,108(3)	2/16/10	(3)	322,774
	1,600(8)	44.36	2/23/2016	1,016(1)	2/9/11	2/9/14	46,137	4,128(3)	2/9/11	(3)	187,452
				4,926(4)	2/18/11	12/26/13	223,690	8,388(3)	2/8/12	(3)	380,899
				11,943(6)	1/13/12	1/13/15	542,331
				2,066(1)	2/8/12	2/8/15	93,817

Khalid A. Muslih				1,776(1)	2/16/10	2/16/13	80,648	7,108(3)	2/16/10	(3)	322,774
				1,016(1)	2/9/11	2/9/14	46,137	4,128(3)	2/9/11	(3)	187,452
				7,696(4)	2/18/11	12/26/13	349,475	7,340(3)	2/8/12	(3)	333,309
				11,943(6)	1/13/12	1/13/15	542,331
				1,808(1)	2/8/12	2/8/15	82,101
				2,798(5)	2/24/12	12/26/14	127,057

Forrest E. Wylie				11,846(1)	2/16/10	2/16/13	537,927	47,382(3)	2/16/10	(3)	2,151,617
				6,859(1)	2/9/11	2/9/14	311,467	27,850(3)	2/9/11	(3)	1,264,669
				6,926(4)	2/18/11	12/26/13	314,510
				6,000(9)	2/8/12	(9)	272,460

(1)	Represents grants of phantom units under the LTIP with DERs. See “Long-Term Incentive Plan” above.
(2)	For phantom units (including deferral and matching phantom units) and performance units, the market value is calculated using a per LP Unit price of $45.41, the closing price for our LP Units on December 31, 2012, the last trading day of 2012.
(3)	Represents grants of performance units under the LTIP. See “Long-Term Incentive Plan” above. The vesting of the performance units is subject to the attainment of a pre-established distributable cash flow per LP Unit performance goal during the third year of a three fiscal year period. Performance units granted on February 16, 2010 vested at 135% of the target award. Because the performance units exceeded target level, SEC rules require us to the disclose the next higher performance measure which is stretch performance so the number of performance units reflected in the table is based on a maximum payout of such awards at 200% of the target award.
(4)	Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2010 AIC Plan awards pursuant to the UDIP. Messrs. Smith, St.Clair, Ashcroft, Malecky, Muslih and Wylie were granted 2,320, 1,418, 1,539, 2463, 3,848, and 3,463 deferral units, respectively, and 2,320, 1,418, 1,539, 2,463 3,848, and 3,463 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Ashcroft, Malecky, Muslih, and Wylie of $150,750, $92,125, $100,000, $160,000, $250,000, and $225,000, respectively, of their 2010 AIC Plan awards.
(5)	Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2011 bonus awards pursuant to the UDIP. Messrs. Smith, Ashcroft, and Muslih were granted 1,645, 1,399, and 1,399 deferral units, respectively, and 1,645, 1,399, and 1,399 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Smith, Ashcroft, and Muslih of $100,000, $85,000, and $85,000, respectively, of their 2011 bonus awards.
(6)	Represents grants of phantom units under the LTIP without DERs. See “Long-Term Incentive Plan” above.
(7)	Granted on February 21, 2007.
(8)	Granted on February 23, 2006.
(9)	Represents grants of phantom units under the LTIP that vest in three equal tranches on the first, second, and third anniversaries of the date of grant. See “Long-Term Incentive Plan” above.

2012 Unit Option Exercises and Units Vested Table

Name	Option Awards		Unit Awards(1)
	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Clark C. Smith	—	—	30,253	1,542,050
Keith E. St.Clair	—	—	21,013	1,091,397
Jeremiah J. Ashcroft III	—	—	8,279	419,521
Robert A. Malecky	6,200	105,285	12,502	616,598
Khalid A. Muslih	—	—	—	594,212
Forrest E. Wylie	—	—	45,510	2,346,047

(1)	Represents vesting of 2010 grants of performance units and 2009 grants of phantom awards, both under the LTIP. Also represents the vesting of phantom units under the UDIP as a result of the deferral of 2009 bonus awards, including both deferral and matching units that vested on December 26, 2012 and were issued under the LTIP. See “Long-Term Incentive Plan” above. The vesting of the performance units was subject to the attainment of a pre-established distributable cash flow per LP Unit performance goal during a performance period that ended on December 31, 2012. On February 6, 2013, the compensation committee determined to vest the 2010 performance units at the 135% of the target award (between the target and maximum levels). The phantom units vested on April 30, 2012.

(2)	The value realized on exercise of unit options is equal to the amount per unit at which the named executive officer sold units acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the unit options times the number of LP Units acquired on exercise of the unit options.

2012 Nonqualified Deferred Compensation Table

Name	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Gains (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year- End ($)(2)
Clark C. Smith	32,973	8,513	—	102,603
Keith E. St.Clair	34,712	12,793	—	148,432
Jeremiah J. Ashcroft III	16,808	1,306	—	29,589
Robert A. Malecky	28,092	(17,190)	—	295,146
Khalid A. Muslih	13,183	11,459	—	100,399
Forrest E. Wylie	—	(12,855)	117,124	—

(1)	These contributions in the last fiscal year for each named executive officer are included in the All Other Compensation column of the Summary Compensation Table above.
(2)	The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Smith – $58,552; Mr. St.Clair—$94,288; Mr. Malecky—$80,800; Mr. Muslih—$54,039; and Mr. Wylie—$103,424.

The amounts reflected in the table above were credited to accounts of the named executive officers under the Benefit Equalization Plan. The Benefit Equalization Plan is a non-qualified deferred compensation plan and provides that any employee whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company contributed amounts they would have received under qualified plans if there were no IRS limits on compensation levels. Employee deferrals are not allowed under the Benefit Equalization Plan. In addition, the Benefit Equalization Plan provides that any employee with a balance in the plan will be credited with earnings on that balance at a rate that is equivalent to the actual earnings that the employee realizes on his or her investments in the Retirement and Savings Plan. Employees may periodically change their investment elections in the Retirement and Savings Plan in accordance with its terms and the terms of the documents governing the investments in which they currently participate. Amounts accumulated by an employee in the Benefit Equalization Plan are payable to the employee, or their beneficiary, in a lump sum upon termination of employment or following death. All amounts are paid based on the timing and form set forth in the Benefit Equalization Plan. A participating employee may also receive a distribution of all or a portion of his or her account balance in the event of a “hardship” as defined in the plan document and upon determination by the committee that administers the plan.

The table below shows the fund options available under the Retirement and Savings Plan and their annual rate of return for the year ended December 31, 2012.

Name of Fund	Rate of Return
American Century Income & Growth-Instl	14.78%
American Century Small Cap Value-Inst	16.84%
American Value Portfolio	12.98%
JPMCB Stable Asset Income Fund-Select	1.62%
JPMorgan Large Cap Growth-R5	12.31%
JPMorgan SmartRetirement 2010-Instl	10.38%
JPMorgan SmartRetirement 2015-Instl	12.72%
JPMorgan SmartRetirement 2020-Instl	14.59%
JPMorgan SmartRetirement 2025-Instl	16.14%
JPMorgan SmartRetirement 2030-Instl	17.22%
JPMorgan SmartRetirement 2035-Instl	18.14%
JPMorgan SmartRetirement 2040-Instl	18.31%
JPMorgan SmartRetirement 2045-Instl	18.40%
JPMorgan SmartRetirement 2050-Instl	18.38%
JPMorgan SmartRetirement Income-Instl	10.32%
Lord Abbett Developing Growth-Instl	10.74%
Oakmark Equity and Income-I	9.06%
PIMCO Total Return-P	10.24%
SSgA International Index SL-II	18.49%
SSgA S&P 500 Index SL-III	15.89%
Templeton Foreign-Advisor	18.89%

Payments upon Termination or Change of Control

Severance Agreement Payments

As noted above in the “Compensation Discussion and Analysis,” at the January 13, 2012 meetings of the board of directors and the compensation committee in which we approved certain actions concerning the restructuring of the management of Buckeye GP, the compensation committee took action to approve Severance Agreements for all named executive officers.

Pursuant to the terms of the Severance Agreements, each named executive officer is entitled to severance payments following (i) the termination of employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months, or (y) “Cause”, or (ii) a voluntary termination of employment by the executives upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of the executives, (III) the elimination of the executives from eligibility to participate in, or the exclusion of the executives from participation in, employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to our named executive officers as a group, (IV) the material reduction in the executives’ annual base compensation or the reduction in the annual target cash bonus opportunity for which the executives are eligible (unless such reduction in the executives’ annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of our named executive officers as a group), or (V) the transfer of the executive, without their express written consent, to a location that is more than 100 miles from the named executive officer’s principal office as of the date of the Severance Agreement.

Upon a termination as set forth above, each executive would be entitled to the following:

•	A lump-sum severance payment in the amount of (i) 100% of each named executive officer’s base salary, plus (ii) 100% of the annual bonus opportunity, for the applicable year.

•

A monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if they were an active employee, for a 12-month period.

For the purposes of the Severance Agreements, “Cause” is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to Buckeye or BGH including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct of the executive in the performance of his duties, or the willful failure of the executive to perform a material function of his duties pursuant to the terms of the Severance Agreement.

Benefit Equalization Plan and ESOP Payments

Upon termination of employment for any reason, each named executive officer becomes entitled to distributions of the aggregate balances of his Benefits Equalization Plan account and ESOP. If such officers had been terminated as of December 31, 2012, each of them would have been entitled to receive the amounts set forth opposite his name in the “Aggregate Balance at Last Fiscal Year End” column of the “2012 Nonqualified Deferred Compensation Table” for his Benefits Equalization Plan balance. The Benefit Equalization Plan and ESOP termination payments are not set forth in the tables below.

Long-Term Incentive Plan

Upon a termination of employment for (i) death, (ii) disability, (iii) without cause during a change in control period, or (iv) resignation for good reason during a change in control period, each of our named executive officers are entitled to accelerated vesting of all phantom units, and performance units, based on a payout performance multiplier of 100%, except with respect to the retention incentive phantom unit grants, which do not provide for accelerated vesting upon a termination of employment on account of death or disability or for pro-rated vesting upon a termination of employment due to retirement. Upon a termination of employment for cause or voluntary resignation, all unvested phantom units and performance units will be forfeited. If a named executive officer is terminated without cause, not during a change in control period, or retires, all phantom units vest based on the portion of the restriction period during which the named executive officer was employed by us, and all performance units will vest on a prorated portion based on a payout multiplier of 100%; provided, however, that if the termination of employment is within the six month period immediately prior to the end of the performance period, the prorated portion of the performance units will vest based on actual performance.

A more detailed description of the LTIP, including the change in control period, is contained in the narrative discussion entitled “Long-Term Incentive Plan” following the Grant of Plan-Based Awards Table and in the Compensation Discussion and Analysis.

Payments upon Termination or Change in Control Tables

The tables below reflect (in dollars) the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination, a termination for cause, an involuntary termination other than for cause or resignation for good reason, both before and after a change in control, a change in control, or a termination due to death, disability or retirement. The amounts shown assume that each termination of employment or the change in control, as applicable, was effective as of December 31, 2012, and the fair market value of an LP Unit as of December 31, 2012 was $45.41, which was the closing price on December 31st, the last trading day of 2012. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment or change in control, as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change in control, as applicable. The tables do not include amounts payable under the Benefit Equalization Plan or the ESOP as such amounts are not subject to forfeiture and are payable upon any termination of employment.

The value of the accelerated vesting and payment of phantom units was calculated by multiplying the aggregate number of phantom units by the fair market value of an LP Unit as of December 31, 2012, taking into account months of service over the 36 month vesting period as applicable for certain prorated payouts. The value of the accelerated vesting and payment of performance units was calculated by multiplying the aggregate number of performance units by the fair market value of an LP Unit as of December 31, 2012, taking into account months of service over the 36 month performance period based on a payout performance multiplier of 100%. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause Prior to Change of Control	Resignation for Good Reason Before Change of Control	Resignation for Good Reason After Change of Control	Change of Control	Termination Without Cause After Change of Control	Death, Disability or Retirement(6)
Clark C. Smith	Cash severance(1)	—	1,125,000	1,125,000	1,125,000	—	1,125,000	—
	Phantom Unit Acceleration(2)	—	553,997	—	972,501	`—	972,501	972,501
	UDIP Phantom Unit Acceleration(3)	—	275,786	—	360,101	—	360,101	360,101
	Performance Unit Acceleration(4)	—	677,915	—	1,453,516	—	1,453,516	1,453,516
	Health Benefits(5)	—	20,150	20,150	20,150	—	20,150	—

Keith E. St. Clair	Cash severance(1)	—	800,000	800,000	800,000	—	800,000	—
	Phantom Unit Acceleration(2)	—	565,968	—	1,137,203	—	1,137,203	594,871
	UDIP Phantom Unit Acceleration(3)	—	107,575	—	128,783	—	128,783	128,783
	Performance Unit Acceleration(4)	—	433,939	—	800,842	—	800,842	800,842
	Health Benefits(5)	—	20,150	20,150	20,150	—	20,150	—

Jeremiah J. Ashcroft III	Cash severance(1)	—	595,000	595,000	595,000	—	595,000	—
	Phantom Unit Acceleration(2)	—	425,323	—	947,525	—	947,525	405,193
	UDIP Phantom Unit Acceleration(3)	—	201,615	—	266,829	—	266,829	266,829
	Performance Unit Acceleration(4)	—	437,876	—	720,908	—	720,908	720,908
	Health Benefits(5)	—	19,812	19,812	19,812	—	19,812	19,812

Robert A. Malecky	Cash severance(1)	—	595,000	595,000	595,000	—	595,000	—
	Phantom Unit Acceleration(2)		308,943	—	762,933	—	762,933	220,601
	UDIP Phantom Unit Acceleration(3)		186,853	—	223,690	—	223,690	223,690
	Performance Unit Acceleration(4)		142,988	—	301,242	—	301,242	301,242
	Health Benefits(5)		—	20,102	20,102	—	20,102	20,102

Khalid A. Muslih	Cash severance(1)		600,000	600,000	600,000	—	600,000	—
	Phantom Unit Acceleration(2)		305,448	—	751,218	—	751,218	208,886
	UDIP Phantom Unit Acceleration(3)		376,784	—	476,533	—	476,533	476,533
	Performance Unit Acceleration(4)		134,340	—	276,721	—	276,721	276,721
	Health Benefits(5)		—	20,150	20,150	—	20,150	—

(1)	Reflects a lump-sum severance payment in the amount of (i) 100% of each named executive officer’s base salary, plus (ii) 100% of the annual bonus opportunity, for 2012 pursuant to the terms of the named executive officers’ severance agreements, which are described above.
(2)	This amount represents the value of the accelerated vesting and payment of all phantom units based on a price per LP Unit as of December 31, 2012 of $45.41 (the closing price on December 31, 2012, the last trading day of 2012). In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of death or disability, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units (except with respect to his retention incentive phantom unit grant, which does not provide for accelerated vesting upon a termination of employment on account of death or disability or for pro-rated vesting upon a termination of employment due to retirement). In the event of termination without cause or due to retirement, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 327 days of service over the 1,096 service period (327/1,096) for his 2012 phantom unit grant, 691 days of service over the 1,096 day service period (691/1,096) for his 2011 phantom unit grant, and on 1,049 days of service over a 1,096 day service period (1,049/1,096) for his 2010 phantom unit grant. The “2012 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s phantom unit holdings at December 31, 2012.
(3)	This amount represents the value of the accelerated vesting and payment of all phantom units granted under the UDIP. The amount is based on a price per LP Unit as of December 31, 2012 of $45.41. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units received pursuant to the UDIP. In the event of termination without cause, the named executive officer would be entitled to full vesting of his deferral units received pursuant to the UDIP, but the named executive officer’s matching units would not be entitled to full accelerated vesting. Instead the matching units granted in 2012 would be entitled to a prorated vesting based on 366 days of service over the 1,096 day service period (366/1,096) and the matching units granted in 2011 would be entitled to a prorated vesting based on 731 days of service over the 1,090 day service period (731/1,090). In the event of the named executive officer’s retirement prior to the vesting of his phantom units granted under the UDIP, the named executive officer would forfeit all such phantom units. The “2012 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s phantom unit holdings at December 31, 2012, including phantom units received pursuant to the UDIP.
(4)	This amount represents the value of the accelerated vesting and payment of all performance units based on a price per LP Unit as of December 31, 2012 of $45.41 and a distribution equivalent right payout of $4.15 per unit and $8.175 per unit for 2012 and 2011 grants, respectively. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding performance units and payment of DERs accumulated up to the date of the accelerated vesting. In the event of termination without cause or due to retirement, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 366 days of service over the 1,096 day service period (366/1,096) for his 2012 performance unit grant and based on 731 days of service over a 1,096 day service period (731/1,096) for his 2011 performance unit grant. The “2012 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s performance unit holdings at December 31, 2012.
(5)	Represents monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if they were an active employee, for a 12-month period. For, Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih, the monthly COBRA cost of continued health and dental coverage would be approximately $1536, $1536, $1607, $1536, and $1536, respectively, and their required monthly contributions if they were active employees would be approximately $242, $242, $358, $225, and $242, respectively.
(6)

The amounts in this column do not represent the value of the accelerated vesting and payment of phantom units, UDIP phantom units, or performance units upon retirement. See the footnotes above with respect to the phantom units, UDIP phantom units, and performance units for an explanation of the treatment of such awards in the event of the holder’s retirement.

Forrest E. Wylie

Mr. Wylie resigned as Chief Executive Officer of Buckeye GP, effective as of February 10, 2012. Mr. Wylie was not a party to any employment, severance or change in control agreement and therefore was not eligible for any severance or termination payments upon his resignation. In connection with his resignation, Mr. Wylie entered into a Non-Executive Chairman Agreement (the “Chairman Agreement”) pursuant to which he is paid an annual stipend of $180,000, that is payable quarterly and which continues until the earlier of thirty-six (36) months or the date Mr. Wylie no longer serves as the Non-Executive Chairman of the board of directors. This annual stipend is in lieu of any cash board of director fees ordinarily paid to non-employee members of the board of directors. Under the terms of the LTIP, Mr. Wylie is entitled to continued vesting of outstanding phantom and performance units so long as he continues to provide services under the Chairman Agreement. In anticipation of Mr. Wylie’s service on the board of directors as a non-employee director, he was granted 6,000 phantom units, 2,000 of which vest each year over a three-year period, to match the annual grants of 2,000 phantom units made to our other non-employee directors.

Director Compensation

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash	Unit Awards (1)	Other Compensation (2)	Total
Pieter Bakker	$66,250	$127,800	$8,300	$202,350
C. Scott Hobbs	$87,500	$127,800	$8,300	$223,600
Joseph A. LaSala, Jr.	$77,500	$127,800	$8,300	$213,600
Mark C. McKinley	$73,750	$127,800	$8,300	$209,850
Oliver “Rick” G. Richard, III	$86,250	$127,800	$8,300	$222,350
Frank S. Sowinski	$88,750	$127,800	$8,300	$224,850
Martin A. White	$87,500	$127,800	$8,300	$223,600

(1)	Represents grant date fair value of grants of 2,000 phantom unit awards to each independent director of Buckeye GP on February 8, 2012. The grant date fair value of phantom unit awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($63.90 for February 8, 2012). For a discussion of the valuations of phantom units, please see the discussion in Note 18 in the Notes to Consolidated Financial Statements of Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. As of December 31, 2012, Messrs. Bakker, Hobbs, LaSala, McKinley, Richard, Sowinski and White each held 2,000 phantom units.
(2)	Amounts represent the distribution equivalents paid during 2012 on unvested phantom unit awards granted under the LTIP.

In 2012, directors of Buckeye GP received an annual fee in cash of $50,000 plus $1,250 for each board of directors and committee meeting attended. Each director also received a grant under the LTIP of 2,000 phantom units which vested on the first anniversary of the date of grant, or February 8, 2013. Additionally, the Chairman of the audit, compensation, nominating and corporate governance, and HSSE committees each received an annual fee of $10,000. Mr. Smith did not receive any fees for services as a director. Directors’ fees paid by our general partner in 2012 to its directors were $567,500. We reimbursed our general partner for the directors’ fees.

All compensation Mr. Wylie received in 2012, including for his service as an executive officer and as a director is described in the Summary Compensation Table and Associated tables for named executive officers above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 8, 2013 the number of our LP Units and Class B Units (which vote together as a single class) beneficially owned by: (1) each person who is known to us to beneficially own more than 5% of such units; (2) the current directors and the nominees of our general partner’s board of directors; (3) the named executive officers of our general partner; and (4) all current directors and executive officers of our general partner as a group. We obtained certain information in the table from filings made with the SEC.

Name (1)	Number of Units (2)		Percentage of Units
Forrest E. Wylie	149,285		*
Clark C. Smith	61,027	(3)	*
Pieter Bakker	7,052		*
C. Scott Hobbs	19,000		*
Joseph A. LaSala, Jr.	11,000		*
Mark C. McKinley	15,000		*
Oliver G. Richard, III	11,408		*
Frank S. Sowinski	20,210		*
Martin A. White	9,304		*
Keith E. St.Clair	54,513	(4)	*
Jeremiah J. Ashcroft III	7,273		*
Robert A. Malecky	87,068	(5)	*
Khalid A. Muslih	14,183		*
All directors and officers as a group (17 persons)	484,484	(6)	*
Kayne Anderson Capital Advisors, L.P.	5,390,178	(7)	5.1%
First Reserve GP XI, Inc.	5,265,101	(8)	5.0%

*	represents less than 1%
(1)	The contact address for our directors and executive officers is One Greenway Plaza, Suite 600, Houston, Texas 77046.
(2)	Unless otherwise indicated, the persons named above have sole voting and investment power over the LP Units reported.
(3)	Consists of 61,027 LP Units over which Mr. Smith shares investment and voting power with his wife.
(4)	17,500 of the LP Units owned by Mr. St.Clair are pledged as security.
(5)	Consists of 29,350 LP Units over which Mr. Malecky shares investment and voting power with his wife. Amount also includes 8,600 LP Units issuable upon exercise of outstanding options.
(6)	Amount includes 8,600 LP Units issuable upon exercise of outstanding options.
(7)	According to the Schedule 13G filed by Kayne Anderson Capital Advisors, L.P. with the SEC on January 10, 2013, consists of LP Units beneficially owned as of December 31, 2012 by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne, each having sharing voting and investment power with respect to all of the units reported. The address of Kayne Anderson Capital Advisors, L.P. is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067.
(8)	According to the Schedule 13G/A filed by First Reserve GP XI, Inc. with the SEC on February 13, 2013 and our Class B Unit ledger, consists of Class B Units beneficially owned as of February 28, 2013 by First Reserve GP XI, Inc. or its affiliates, First Reserve GP XI, L.P., FR XI Onshore AIV II, L.P., and William E. Macaulay, each having shared voting and investment power with respect to all of the units reported. The address of First Reserve GP XI, Inc. is One Lafayette Place, Third Floor, Greenwich, Connecticut 06830.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2012 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of LP Units to be issued upon exercise of outstanding LP Unit options and rights	(b) Weighted-average exercise price of outstanding LP Unit options and rights	(c) Number of LP Units remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Unitholders: (1)
LTIP (2)	745,000	—	552,332
Option Plan (3)	74,000	$47.19	330,000
Equity compensation plans not approved by Unitholders	—	—	—
Total for equity compensation plans	819,000	$47.19	882,332

(1)	See Note 18 in the Notes to Consolidated Financial Statements included in Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for further information about these plans.
(2)	The 745,000 represents 395,939 phantom units and 348,647 performance units issued under the LTIP. See Note 18 in the Notes to Consolidated Financial Statements included in Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and “Compensation of Executive Officers and Directors” above for further information about these awards. These awards are not taken into account in the calculation of the weighted-average exercise price of outstanding LP Unit options and rights under the LTIP.
(3)	With the adoption and utilization of the LTIP, we do not expect to make any future grants pursuant to the Option Plan.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Buckeye is not aware of any transaction since January 1, 2012, or any currently proposed transaction, in which Buckeye was or is to be a participant and the amount involved exceeds $120,000, and in which any related party has or will have a direct or indirect material interest.

Policies Regarding Related Party Transactions

Except for compensation that we pay, the material portions of which are described in this proxy statement, our general policy is to avoid transactions between us and our directors and officers or holders of 5% or more of our LP Units (including members of their families) and that any such transactions that are not avoided should be resolved pursuant to the conflicts of interest resolution provisions in our partnership agreement. In furtherance of this policy, we have adopted Corporate Governance Guidelines, a Code of Ethics for Directors, Executive Officers and Senior Financial Employees and a Business Code of Conduct for all employees, which generally require the reporting to management of transactions or opportunities that constitute conflicts of interest so that they may be avoided. These guidelines and codes, along with our partnership agreement, are in writing and are available on our website at www.buckeye.com by browsing to the “Corporate Governance” subsection of the “Investor Center” menu.

Pursuant to our Corporate Governance Guidelines and our partnership agreement, any transaction between us and our officers and directors or holders of 5% of more of our LP Units that is not avoided must be fair and reasonable to us. Any resolution or course of action will be deemed to be fair and reasonable to us if it is approved by our nominating and corporate governance committee (as long as the material facts known to the officers and directors of our general partner regarding any proposed transaction were disclosed to the nominating and corporate governance committee at the time of its approval), if it is on terms objectively demonstrable to be no less favorable to us than those generally being provided to or available from unrelated third parties, or fair to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of our general partner and persons who beneficially own more than 10% of our LP Units to file ownership and changes in ownership reports with the SEC and the NYSE. The SEC regulations also require that a copy of all these filed Section 16(a) forms must be furnished to us by the directors and executive officers of our general partner and persons beneficially owning more than 10% of our LP Units. Based solely on a review of Forms 3, 4 and 5 furnished to us and written representations from certain persons that no other reports were required for those persons, we believe that for 2012, all officers and directors, and persons beneficially owning more than 10% of our LP Units, who were required to file reports under Section 16(a) complied with such requirements.

PROPOSAL 2—APPROVAL OF BUCKEYE PARTNERS, L.P. 2013 LONG-TERM INCENTIVE PLAN

We are seeking the approval of our unitholders for the adoption of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan. On March 28, 2013, the board of directors of our general partner adopted, upon recommendation of the compensation committee of the board of directors, and subject to the approval of our unitholders, the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the “2013 LTIP”). We are seeking unitholder approval of the 2013 LTIP in order to comply with New York Stock Exchange (“NYSE”) listing requirements.

Purpose

The 2013 LTIP is intended to assist the Partnership, our general partner, and our affiliates with attracting and retaining key employees and non-employee directors of outstanding competence while enabling those individuals to acquire or increase their ownership interests and encouraging them to use their best efforts to promote the growth and profitability of the Partnership. The 2013 LTIP is designed to align directly the long-term compensation of the participants with identifiable benefits realized by unitholders.

We currently maintain the 2009 LTIP. The total number LP Units remaining available for issuance under the 2009 LTIP as of April 8, 2013 is 194,945 LP Units. The board of directors of our general partner believes it is advisable and in the best interest of the Partnership to adopt a new comprehensive long-term incentive compensation plan which will serve as the successor long-term incentive compensation plan to the 2009 LTIP. The 2013 LTIP will allow the compensation committee to design and structure grants of the Partnership’s options, phantom units and performance units for selected individuals employed by, or providing service to us. The board of directors of our general partner believes that the availability for issuance under the 2013 Plan of (i) 3,000,000 new LP Units, plus (ii) the number of LP Units subject to outstanding grants under the 2009 LTIP as of June 4, 2013, plus (iii) the number of LP Units remaining available for issuance under the 2009 LTIP but not subject to previously vested or paid grants as of the date of June 4, 2013, will ensure that we continue to have a sufficient number of LP Units available to achieve our compensation strategy. The board of directors of our general partner has determined that the number of LP Units currently available for issuance or transfer under the 2009 LTIP is not sufficient in view of our compensation structure and strategy. The board of directors of our general partner believes that our interests and the interests of our unitholders will be advanced if we can continue to offer our key employees, non-employee directors and consultants and advisors the opportunity to align their interests with those of our unitholders by acquiring or increasing their proprietary interests in us.

If the 2013 LTIP is approved by our unitholders, then the 2009 LTIP and all remaining LP Units reserved for issuance under the 2009 LTIP will be merged with and into the 2013 LTIP, no further grants will be made under the 2009 LTIP, and LP Units with respect to all grants outstanding under the 2009 LTIP will be issued under the 2013 LTIP.

As of April 8, 2013, there are (i) 888,853 LP Units subject to outstanding grants under the 2009 LTIP and (ii) 194,945 of our LP Units available for issuance under the 2009 LTIP but not subject to previously exercised or paid grants. For purposes of determining the number of LP Units that will be available for issuance under the 2013 LTIP, if approved by our unitholders, the numbers in clauses (i) and (ii) will be adjusted for grants and forfeitures under the 2009 LTIP, as applicable, between April 8, 2013 and the date of approval of the 2013 LTIP.

If approved by our unitholders, the 2013 LTIP will become effective on June 4, 2013.

The material terms of the 2013 LTIP are summarized below. A copy of the full text of the 2013 LTIP is attached to this Proxy Statement as Exhibit A. This summary of the 2013 LTIP is not intended to be a complete description of the 2013 LTIP and is qualified in its entirety by the actual text of the 2013 LTIP to which reference is made.

Plan Provisions

The 2013 LTIP provides for the grant of options, phantom units, performance units, and in certain cases distribution equivalent rights which provide the participant with a credit on each payment date based on the payment of distributions made by the Partnership. Options give the holder the right to purchase LP Units at a fixed exercise price and are subject to service-based restrictions or other conditions established by the compensation committee in its discretion. Phantom units are notional LP Units that are subject to service-based restrictions or other conditions established by the compensation committee of the board of directors of our general partner in its discretion. Phantom units entitle a participant to receive an LP Unit upon vesting. Performance units are notional LP Units that entitle a participant to receive LP Units subject to the attainment of one or more performance goals, as provided below. Distribution equivalent rights are rights to receive a credit on each payment date for the payment of a distribution made by the Partnership on its LP Units, in an amount equal to the LP Unit cash distribution paid by the Partnership on its LP Units.

Administration. The 2013 LTIP is administered by the compensation committee of the board of directors of our general partner or one or more subcommittees as the compensation committee delegates. Subject to the provisions of the 2013 LTIP, the compensation committee is authorized to interpret the 2013 LTIP, to prescribe, amend and rescind rules and regulations relating to the 2013 LTIP, to determine the terms and provisions of restrictions relating to grants under the 2013 LTIP and to make all other determinations necessary or advisable for the orderly administration of the 2013 LTIP.

Eligibility. Persons eligible to receive grants under the 2013 LTIP are (i) employees of our general partner or an affiliate of our general partner who perform services directly or indirectly for the benefit of the Partnership, (ii) non-employee members of the board of directors of our general partner, and (iii) consultants or advisors who provide bona fide services to the Partnership our general partner or an affiliate; provided, that, such services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultant or advisor must not directly or indirectly promote or maintain a market for the Partnership’s securities. Such employees must be in a position to significantly participate in the development and implementation of the strategic plans for the Partnership and to contribute materially to the continued growth and development of the Partnership and to its future financial success as determined by the compensation committee in its sole discretion. Eligibility for participation in the 2013 LTIP is determined in the sole discretion of the compensation committee, but our general partner currently estimates that the persons who would be determined eligible for 2013 would be approximately 250 employees. Our general partner currently has eight non-employee directors.

LP Units Available for Grants. Subject to certain adjustments, as provided below under “Adjustment Provisions,” the number of LP Units that may be issued under the 2013 LTIP may not exceed 3,000,000 in the aggregate, plus (i) the number of LP Units subject to outstanding grants under the 2009 LTIP as of June 4, 2013, plus (ii) the number of LP Units remaining available for issuance under the 2009 LTIP but not subject to previously vested or paid grants as of the date of June 4, 2013. With regard to grants to any one individual in a calendar year, the number of LP Units that may be issued under the 2013 LTIP will not exceed 100,000.

If LP Units are forfeited, terminated or otherwise not paid in full, the LP Units will again be available for purposes of the 2013 LTIP. If LP Units otherwise issuable under the 2013 LTIP are surrendered in payment of the exercise price of an option, then the number of LP Units available for issuance under the 2013 LTIP is reduced only by the net number of LP Units actually issued upon such exercise and not by the gross number of LP Units as to which the option is exercised. If LP Units otherwise issuable under the 2013 LTIP are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any options, phantom units or performance units or the issuance of LP Units subject to options, phantom units or performance units, then the number of LP Units available for issuance under the 2013 LTIP will be reduced by the net number of LP Units issued, vested or exercised (after payment of applicable withholding taxes). Upon the exercise of an option through a net exercise procedure, then both for purposes of calculating the number of LP Units remaining available for issuance under the 2013 LTIP and the number of LP Units remaining available for exercise under such option, the number of such LP Units will be reduced by the net number of LP Units for which the option is exercised. To the extent that any options, phantom units or performance units are paid in cash and not in LP Units, there will be no effect on the count of LP Units. LP Units may be previously issued and outstanding LP Units, newly issued LP Units, or (iii) a combination of each.

Grant of LP Units. Options, phantom units or performance units may be granted to participants at any time and from time to time as determined by the compensation committee. The compensation committee may establish a program pursuant to which options, phantom units or performance units may be awarded at the election of a participant in lieu of cash compensation. Phantom units or performance units may be granted with or without distribution equivalent rights. LP Units issued pursuant to awards of options, phantom units or performance units may be issued for consideration or for no consideration, as applicable, and will be subject to all requirements set forth in the applicable grant letter.

Distribution Equivalent Rights. Under the 2013 LTIP, the compensation committee may grant distribution equivalent rights in connection with grants of phantom units or performance units under the 2013 LTIP. Distribution equivalent rights will be credited to a bookkeeping account as a dollar amount or in the form of LP Units. Distribution equivalent rights may be paid in cash or in LP Units, as determined by the compensation committee in its discretion. Distribution equivalent rights will be paid on phantom units and performance units as determined by the compensation committee and set forth in the applicable grant letter.

Adjustment Provisions. If there is any change in the number or kind of LP Units outstanding by reason of a LP Unit distribution, spinoff, recapitalization, LP Unit split, or combination or exchange of LP Units; by reason of a merger, reorganization, consolidation or reclassification; by reason of any other extraordinary or unusual event affecting the outstanding LP Units as a class without our receipt of consideration, or if the value of outstanding LP Units is substantially reduced as a result of a spinoff or our payment of any extraordinary distribution, the maximum number of LP Units available for grants, the limit on the number of LP Units for which any individual may receive pursuant to grants in any year, the kind and number of LP Units covered by outstanding grants, the kind and number of LP Units to be issued or issuable under the 2013 LTIP, and exercise price or the applicable market value of outstanding grants will be required to be equitably adjusted by the compensation committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued LP Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2013 LTIP and such outstanding grants.

Vesting. Options, phantom units and performance units will vest, be forfeited or become exercisable, as applicable, in accordance with the terms and conditions determined by the compensation committee and set forth in the applicable grant letter. Options, phantom units and performance units may vest or become exercisable, as applicable, based on the satisfaction of time-based service requirements, achievement of performance goals or other conditions as the compensation committee may determine.

Performance Goals. When performance units are granted, the compensation committee may establish the performance goals, performance periods and target awards applicable to the performance units. The compensation committee will determine the actual award payable to a participant for a performance period based on the level of attainment of the performance goals, as determined by the compensation committee. The compensation committee may pay a participant an actual award that is greater than, equal to, or less than the participant’s target award level.

The Performance Goals may be based on financial or operational criteria, including, but not limited to, the following: EBITDA, Unit price, earnings per LP Unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, return on capital employed, total unitholder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, relative performance to a comparison group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The compensation committee may adjust the performance goals to take into account unanticipated circumstances or significant events as the compensation committee determines, including but not limited to, a corporate transaction, such as an acquisition, divestiture, a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any other extraordinary or unusual event in the marketplace, any change in applicable accounting rules or principles, any change in applicable law, litigation, any change due to any merger, consolidation, acquisition, reorganization, distribution, or other changes in the Partnership’s corporate structure or LP Units, or any other change of a similar nature.

Change of Control. In the event we experience a change of control while a participant is employed by, or providing services to, our general partner, the Partnership or an affiliate and the participant terminates employment or service on account of (i) a termination by the general partner, the Partnership or an affiliate without cause, or (ii) a resignation for good reason, during the change of control period (the 18-month period following such change of control), a participant’s options will immediately vest and become exercisable, phantom units (and any unpaid distribution equivalent rights) will immediately vest and be paid within the 30-day period following the termination of employment or service and performance units (and any associated distribution equivalent rights) will vest and be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment. A “change of control” means:

•	the sale or disposal by the Partnership of all or substantially all of its assets;

•

the merger or consolidation of the Partnership with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the unitholders immediately prior to such transaction retain at least a fifty percent (50%) equity interest in the surviving entity;

•	our general partner ceases to be the sole general partner of the Partnership;

•	the Partnership ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of our general partner; or

•

Any person or “group” becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total number of outstanding LP Units that are entitled to vote and be counted for purposes of calculating the required votes and that are deemed to be outstanding for purposes of determining a quorum at any annual meeting of the limited partners of the Partnership or otherwise in the election of our general partner’s board of directors.

Non-transferability; Limitation of Rights. A participant’s right and interest under a grant may not be assigned or transferred. The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, our general partner and any affiliates.

Amendment or Termination. The compensation committee may amend or terminate the 2013 LTIP at any time and may amend outstanding awards issued under the 2013 LTIP as long as such termination or amendment would not adversely affect the rights of a participant with respect to awards at the time outstanding under the 2013 LTIP, unless the participant consents. The compensation committee shall not, without the approval of the unitholders, amend the 2013 LTIP to (i) materially increase the maximum number of LP Units which may be issued under the 2013 LTIP, (ii) materially increase the benefits accruing to individuals who participate in the 2013 LTIP, or (iii) materially modify the eligibility requirements for the grant of LP Units under the 2013 LTIP.

New Plan Benefits. A new plan benefits table for the 2013 LTIP is not provided because to date, no awards have been made under the 2013 LTIP and the amounts or value of any future awards are indeterminable.

Federal Tax Consequences

The following is a general description of the federal income tax consequences of options, phantom units, performance units and distribution equivalent rights granted under the 2013 LTIP. It does not purport to be complete. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

The recipient of an option, a phantom unit or a performance unit will not recognize income at the time of the grant of his or her award.

With respect to an option, upon the exercise of the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the LP Units at the time of exercise over the exercise price. Upon the sale of LP Units acquired upon the exercise of an option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and your tax basis in the LP Units (the exercise price plus the amount of income recognized at the time of exercise). The capital gain tax rate will depend on the length of time you held the LP Units and other factors.

With respect to a phantom unit and performance unit, upon delivery of the LP Units, the participant will have taxable compensation equal to the fair market value of the number of LP Units the participant actually receives with respect to the award. In addition, there will be no federal income tax consequences as a result of an award of distribution equivalent rights. When distribution equivalent rights are paid in cash or LP Units, the participant generally will recognize ordinary income. Upon the sale of LP Units, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the LP Units were held). Since the Partnership is not a taxable entity for federal income tax purposes, the amount of taxable compensation to the participant will be treated as deductions allocated among the partners of the Partnership in accordance with the partnership agreement.

Our general partner has the right to require that you, or any other person receiving or exercising your rights under a grant, pay to us the amount of any federal, state or local taxes that we are required to withhold with respect to grants under the 2013 LTIP. In addition, our general partner may deduct from other wages payable to a participant the amount of any withholding taxes with respect to such grants. The Committee may permit a participant to satisfy the tax withholding obligation by having LP Units withheld to cover the tax withholding obligation. The value of the LP Units withheld to cover tax withholding requirements may not exceed your minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Internal Revenue Code and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE APPROVAL OF THE BUCKEYE PARTNERS, L.P. 2013 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed Deloitte as Buckeye’s independent registered public accountants for fiscal year 2013. Deloitte has served as Buckeye’s independent registered public accountants since 1986.

Representatives of Deloitte will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS BUCKEYE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2013.

UNITHOLDER PROPOSALS FOR 2014

ANNUAL MEETING OF LIMITED PARTNERS

Any unitholder entitled to vote at our 2014 annual meeting of limited partners can nominate persons for election to the board of directors of our general partner at the annual meeting by complying with the procedures set forth in our partnership agreement. The ability of a person to serve on our general partner’s board of directors is limited by the NYSE listing requirements regarding the independence and experience of directors of our general partner’s board or committees thereof.

In order to nominate persons to our general partner’s board of directors at the 2014 annual meeting, written notice must be delivered to our general partner at One Greenway Plaza, Suite 600, Houston, Texas, 77046 no later than the close of business on March 6, 2014, nor earlier than the close of business on February 4, 2014. The written notice must include: (1) as to each person whom the unitholder proposes to nominate for election or reelection as a director of our general partner all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of our general partner if elected); and (2) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such unitholder and any beneficial owner; and (ii) the number of LP Units which are owned beneficially and of record by the unitholder and any beneficial owner; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the unitholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned LP Units) that has been entered into as of the date of the unitholder’s notice by the unitholder any and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of LP Unit price changes for, or increase or decrease the voting power of, such unitholder and any such beneficial owner, with respect to LP Units, (v) a representation that the unitholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the unitholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s LP Units required to elect the nominee and/or (b) otherwise to solicit proxies from unitholders in support of such nomination. Any proposed nominee could be required to furnish such other information as the Partnership may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

Any limited partner who wishes to submit a proposal for inclusion in the proxy materials for our 2014 annual meeting must submit such proposal by the dates referred to above or it will be considered untimely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to take part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-202-551-8090 for further information on the public reference room and its copy charges. We maintain a website at www.buckeye.com, where we make our SEC filings available.

You may request a copy of the audit and compensation committee charters and Corporate Governance Guidelines of our general partner’s board of directors and our code of ethics for Directors, Executive Officers and Senior Financial Employees, Business Code of Conduct, 2012 Annual Report or SEC filings or directions to our annual meeting, in each case without charge, by calling, emailing or writing to us at the following address:

Investor Relations Department

Buckeye Partners, L.P.

One Greenway Plaza

Suite 600

Houston, Texas 77046

Toll-free phone: (800) 422-2825

irelations@buckeye.com

If you would like to request documents from us, please do so at least 10 business days before the date of the annual meeting in order to receive timely delivery of the documents before the annual meeting.

You should rely only on the information contained in this proxy statement to vote your LP Units at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Exhibit A

BUCKEYE PARTNERS, L.P.

2013 LONG-TERM INCENTIVE PLAN

(Effective as of June 4, 2013)

i

BUCKEYE PARTNERS, L.P.

2013 LONG-TERM INCENTIVE PLAN

(Effective as of June 4, 2013)

1. Design and Purpose

The Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the “Plan”) is hereby established, effective as of the Effective Date (as defined below), as a successor to the Buckeye Partners, L.P. 2009 Long-Term Incentive Plan (the “2009 Plan”). The 2009 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional Grants (as such term is defined in the 2009 Plan (the “2009 Plan Grants”)) shall be made thereafter under the 2009 Plan. Outstanding 2009 Plan Grants shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2009 Plan, as applicable), and the Units (as such term is defined in the 2009 Plan (the “2009 Plan Units”)) with respect to outstanding 2009 Plan Grants shall be issued under this Plan.

The purpose of this Plan is to assist Buckeye Partners, L.P., Buckeye GP LLC, the Partnership’s general partner, and Affiliates in attracting and retaining employees of outstanding competence and to enable selected officers, non-employee directors, consultants and advisors and key employees of the Partnership, the Company and Affiliates to acquire or increase ownership interests in the Partnership on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Partnership. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by Buckeye Partners, L.P. Unit holders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

2.1 “Account” means a bookkeeping account established on the records of the Company to record a Participant’s interests under the Plan.

2.2 “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act. Notwithstanding the foregoing, Buckeye Pipe Line Services Company shall be considered an Affiliate of the Company and any reference to an Affiliate in this Plan shall include an Affiliate of the Company or the Partnership, as applicable.

2.3 “Board” means the Company’s Board of Directors as constituted from time to time.

2.4 “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has materially breached his or her employment, severance or service contract with the Company, Partnership or Affiliate, (ii) has engaged in disloyalty to the Company, Partnership or Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company, Partnership or Affiliate to persons not entitled to receive such information, or (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company, Partnership or Affiliate.

2.5 “Change of Control” shall mean the occurrence of one or more of the following transactions:

(a) the sale or disposal by the Partnership of all or substantially all of its assets; or

(b) the merger or consolidation of the Partnership with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the Unit holders immediately prior to such transaction retain at least a fifty percent (50%) equity interest in the surviving entity; or

1

(c) the Company ceases to be the sole general partner of the Partnership; or

(d) the Partnership ceases to own, directly or indirectly, one hundred percent (100%) of the outstanding equity interests of the Company; or

(e) any person or “group” (within the meaning of the Exchange Act) collectively shall beneficially own and control, directly or indirectly, a number of Units that would entitle such person or group to vote Units representing, in the aggregate, more than fifty percent (50%) of the total number of outstanding Units that are entitled to vote and be counted for purposes of calculating the required votes and that are deemed to be outstanding for purposes of determining a quorum at any annual meeting of the limited partners of the Partnership or otherwise in the election of the Company’s Board.

2.6 “Change of Control Period” shall mean the period commencing on the date of a Change of Control and ending eighteen (18) calendar months following a Change of Control.

2.7 “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2.8 “Committee” means the Compensation Committee of the Board or its successor.

2.9 “Company” means Buckeye GP LLC, a Delaware limited liability company, and any successor thereto.

2.10 “Comparison Group” means the group selected by the Committee and consisting of the Partnership and such other entities deemed by the Committee (in its sole discretion) to be reasonably comparable to the Partnership.

2.11 “Date of Grant” means the effective date on which a Grant is made to a Participant as set forth in the applicable Grant Letter.

2.12 “Disability” or “Disabled” means a Participant becoming disabled within the meaning of section 22(e)(3) of the Code, a long-term disability as determined under the long-term disability plan of the Company, the Partnership or an Affiliate, which is applicable to the Participant, or as otherwise determined by the Committee. Notwithstanding the foregoing, no payment shall be made to a Participant on account of Disability unless a Participant becomes disabled within the meaning of such term under section 409A(a)(2)(C) of the Code.

2.13 “Distribution Equivalent Rights” means an amount determined by multiplying the number of Units underlying a grant of Phantom Units or Performance Units to a Participant, subject to any adjustment under Section 12, by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by the Partnership on its Units.

2.14 “Effective Date” means June 4, 2013; provided that the Plan is approved by Unit holders of the Company on that date.

2.15 “Employee” means a regular full-time salaried employee of the Company or an Affiliate who performs services directly or indirectly for the benefit of the Partnership.

2.16 “Exercise Price” means the per Unit price at which Units may be purchased under an Option, as designated by the Committee.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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2.18 “Fair Market Value” of a Unit means the average, rounded to one cent ($0.01), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Unit transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Unit transactions on that exchange. If a Unit is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per Unit shall be as determined by the Committee through any reasonable valuation method.

2.19 “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any of the following events during the Change in Control Period:

(a) a substantial adverse change in the Participant’s duties or responsibilities from those in effect on the date immediately preceding the first day of the Change of Control Period;

(b) a material reduction in Participant’s annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a Change of Control Period; or

(c) requiring Participant to be based at a location more than one hundred (100) miles from the Participant’s primary work location as it existed on the date immediately preceding the first day of the Change of Control Period, except for required travel substantially consistent with the Participant’s present business obligations.

Notwithstanding the foregoing, Participant shall not have Good Reason for termination unless (A) Participant gives written notice of termination for Good Reason within thirty (30) days after the event giving rise to Good Reason occurs, (B) the Company does not cure the action or failure to act that constitutes the grounds for Good Reason, as set forth in Participant’s notice of termination, within thirty (30) days after the date on which Participant gives written notice of termination and (C) Participant actually resigns within sixty (60) days following the expiration of the Company’s thirty (30)-day cure period.

2.20 “Grant” means a grant of one or more Options, Performance Units or Phantom Units pursuant to the Plan and any tandem Distribution Equivalent Rights awarded with respect to such Grant, as applicable.

2.21 “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

2.22 “Option” means an option to purchase Units, as described in Section 6.

2.23 “Participant” means an Employee, a non-employee director or a consultant or advisor designated by the Committee to participate in the Plan.

2.24 “Partnership” means Buckeye Partners, L.P., a Delaware limited partnership or any successor thereto.

2.25 “Performance Goal” means the goal or goals and other objectives established by the Committee for a Performance Period, for the purpose of determining when a grant of Options or Performance Units subject to such objectives is vested or earned, as applicable.

2.26 “Performance Period” means the period of one or more calendar years, or any other period designated by the Committee, during which performance will be measured for Options, Performance Units or tandem Distribution Equivalent Rights, as applicable and as specified by the Committee.

2.27 “Performance Unit” means a notional Unit that is subject to the attainment of one or more Performance Goals established by the Committee and described in Section 9 and which upon vesting entitles a Participant to receive a Unit (or a fraction or a multiple thereof as determined based on the Performance Goal) or, if provided by the Committee in the Grant Letter, an amount in cash equal to the Fair Market Value of a Unit (or a fraction or a multiple thereof as determined based on the Performance Goal).

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2.28 “Phantom Unit” means a notional Unit granted under the Plan that is subject to service-based restrictions or other conditions established by the Committee in its discretion and which upon vesting entitles a Participant to receive a Unit or, if provided by the Committee in the Grant Letter, an amount in cash equal to the Fair Market Value of a Unit.

2.29 “Plan” means the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan as stated herein, including any amendments or modifications thereto.

2.30 “Restriction Period” means the period of one or more calendar years during which Options, Phantom Units or tandem Distribution Equivalent Rights, if applicable, shall be subject to restrictions or conditions, including any other period specified in the Grant Letter.

2.31 “Retirement” means a Participant’s termination of employment with Employer other than for Cause (i) at or after age 65, or (ii) before age 65; provided the Participant has at the time of such termination satisfied the age and vesting requirements for normal or early retirement pursuant to the terms of any “defined benefit plan” (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision) maintained by the Partnership, the Company or any Affiliate in which the Participant participates, or (iii) if the Participant does not participate at the time of such termination in such a “defined benefit plan,” at or after age 55 and before age 65 provided the Participant has been employed by the Partnership, the Company or any Affiliate for at least five full years.

2.32 “Unit” means a unit representing a limited partnership interest in the Partnership.

3. Grants and Maximum Number of Units Available for Grants

(a) Grants under the Plan may consist of Options, Phantom Units, Performance Units and/or tandem Distribution Equivalent Rights. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the Grant Letter. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(b) Subject to the adjustment provisions of Section 12 below, the number of Units that may be issued under this Plan may not exceed three million (3,000,000) in the aggregate, plus (i) the number of Units subject to outstanding 2009 Plan Grants, as of the Effective Date, and (ii) the number of 2009 Plan Units remaining available for issuance under the 2009 Plan but not subject to outstanding, previously vested or paid 2009 Plan Grants as of the Effective Date. With regard to Grants to any one individual in a calendar year, the number of Units that may be issued will not exceed one hundred thousand (100,000). If Units are forfeited, terminated or otherwise not paid in full, the Units subject to such Grant shall again be available for purposes of the Plan. If Units otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of Units available for issuance under the Plan shall be reduced only by the net number of Units actually issued upon such exercise and not by the gross number of Units as to which such Option is exercised. If Units otherwise issuable under the Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Units thereunder, then the number of Units available for issuance under the Plan shall be reduced by the net number of Units issued, vested or exercised under such Grant, calculated in each instance after payment of such Unit withholding taxes. Upon the exercise of an Option through a net exercise procedure, then both for purposes of calculating the number of Units remaining available for issuance under the Plan and the number of Units remaining available for exercise under such Option, the number of such Units shall be reduced by the net number of Units for which the Option is exercised. To the extent that any Grants are paid in cash and not in Units, such Grants shall not count against the Unit limits in this subsection (b). Units may be (i) previously issued and outstanding Units, (ii) newly issued Units, or (iii) a combination of each.

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4. Administration

(a) The Plan will be administered by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Participants to whom, and the time or times at which grants will be made. In making such determinations, the Committee may take into account the nature of the services rendered by a Participant, the present and potential contributions of the Participant to the Partnership’s success and such other factors as the Committee in its discretion deems relevant. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Partnership, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any grant hereunder.

(b) Subject to the express provisions of the Plan, the Committee will also have authority, in its complete discretion, to (i) construe and interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to determine the terms and provisions of the restrictions relating to Grants (none of which need be identical), and (iv) to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. The Grant Letter shall set forth the terms of each Grant. Each Participant’s receipt of a Grant Letter shall constitute that Participant’s acknowledgement and acceptance of the terms of the Plan and the Grant and the Committee’s authority and discretion.

5. Eligibility

Grants hereunder may be made to Employees who, in the sole judgment of the Committee, are individuals who are in a position to significantly participate in the development and implementation of the Company’s strategic plans for the Partnership and thereby contribute materially to the continued growth and development of the Partnership and to its future financial success. Grants hereunder may also be made to non-employee members of the board of directors of the Company as determined by the Committee in its sole discretion. Grants hereunder may be made to consultants or advisors designated by the Committee who provide bona fide services to the Partnership, the Company or Affiliates; provided, that, such services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultant or advisor must not directly or indirectly promote or maintain a market for the Partnership’s securities.

6. Options

6.1 Grant of Options. Options may be granted to Participants at any time and from time to time, as may be determined by the Committee, upon such terms and conditions as the Committee deems appropriate under this Section 6, if and to the extent permitted by section 409A of the Code. The Committee shall determine the number of Units that will be subject to each grant of Options to Participants.

6.2 Option Price and Term.

(a) The Exercise Price of a Unit subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a Unit on the Date of Grant.

(b) The Committee shall determine the term of each Option, which shall not exceed ten years from the Date of Grant.

6.3 Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may grant Options that are subject to achievement of Performance Goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

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6.4 Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a non-employee director or consultant or advisor. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

6.5 Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering Units owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of Units having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by surrender of all or any part of the vested Units for which the Option is exercisable to the Company for an appreciation distribution payable in Units with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Units subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Units, or (v) by such other method as the Committee may approve. Payment for the Units pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Unit.

7. Phantom Units and Performance Units

7.1 Grant of Units. Subject to the provisions of Section 3, Phantom Units or Performance Units may be granted to Participants at any time and from time to time as may be determined by the Committee. The Committee may, in its sole and absolute discretion, determine the conditions under which the Phantom Units or Performance Units become vested or forfeited and such other terms and conditions as the Committee may determine with respect to such Grants. Phantom Units or Performance Units may be granted with or without Distribution Equivalent Rights as determined by the Committee. Units issued pursuant to awards of Phantom Units or Performance Units may be issued for consideration or for no consideration, and will be subject to all requirements set forth in the Grant Letter. The specific terms and conditions of the Phantom Units or Performance Units shall be set forth in the Grant Letter.

7.2 Requirement of Employment or Service. After the restrictions on a Participant’s Phantom Units or Performance Units vest in accordance with the terms and conditions of the Grant Letter, the Phantom Units or Performance Units shall be payable according to the terms set forth in the Grant Letter. If the Participant ceases to be an Employee, or ceases to provide services as a non-employee director or consultant or advisor, as applicable, before the end of any applicable Restriction Period or Performance Period, the Participant’s Phantom Units or Performance Units will terminate as to all Units covered by the Grant as to which the restrictions have not vested, except as set forth in the Grant Letter.

7.3 Form of Payment for Units. Phantom Units and Performance Units will be settled in accordance with the terms and conditions set forth in the Grant Letter, which may include by delivery of Units, payment in cash based on the Fair Market Value of the Units otherwise deliverable, or partly in Units and partly in cash.

8. Distribution Equivalent Rights

If the Committee so specifies in the Grant Letter when granting Phantom Units or Performance Units, from the Date of Grant of Phantom Units or Performance Units to a Participant until the date on which the Phantom Units or Performance Units are paid, the Company will maintain an Account for such Participant and will credit on each payment date for the payment of a distribution made by the Partnership on its Units an amount equal to the Distribution Equivalent Rights associated with such Phantom Units or Performance Units. Distribution Equivalent Rights shall be paid on Phantom Units or Performance Units in accordance with the terms and conditions set forth in the Grant Letter, which may include payment in cash based on the Fair Market Value of the Units otherwise deliverable, Units, or partly in Units and partly in cash, as determined by the Committee in its discretion.

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9. Requirements for Performance Goals and Performance Periods

9.1 Establishment of Performance Goals. The Committee may establish the Performance Goals and applicable Performance Periods, in its sole discretion. The Committee may adjust the Performance Goals to take into account such unanticipated circumstances or significant events as the Committee determines, including but not limited to, a corporate transaction, such as an acquisition, divestiture, a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any other extraordinary or unusual event in the marketplace, any change in applicable accounting rules or principles, any change in applicable law, litigation, any change due to any merger, consolidation, acquisition, reorganization, distribution, or other changes in the Partnership’s corporate structure or units, or any other change of a similar nature.

9.2 Criteria Used for Performance Goals. The Committee will use objectively determinable business criteria for the Performance Goals including, but not limited to, one or more of the following financial or operational criteria: EBITDA, Unit price, earnings per Unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total Unit holder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, return on capital employed, relative performance to a Comparison Group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Performance Goals may relate to the Participant’s business unit or the performance of the Partnership as a whole, or any combination of the foregoing. Performance Goals need not be uniform as among Participants.

9.3 Target Awards and Actual Awards.

(a) For each Performance Period, the Committee may establish a target award level or such other performance measure, in its sole discretion, for each Participant receiving a grant of Performance Units taking into account a Participant’s responsibility level or the position or positions held during the Performance Period. The Committee shall determine the target award level, if any, for each Participant at such time or times as the Committee determines.

(b) The Committee shall determine the actual award payable to a Participant for a Performance Period based upon the level of attainment of the Performance Goals, as determined by the Committee. The Committee may determine, in its sole discretion, to pay an actual award to a Participant that is greater than, equal to, or less than such Participant’s target award level or other performance measure.

10. Non-transferability and Compliance with Rule 16b-3

Only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order. The Committee may impose such conditions on Grants as may be necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act.

11. Consequences of a Change of Control

Unless the Committee determines otherwise or as otherwise provided in the Grant Letter, in the event a Change of Control occurs while the Participant is employed by, or providing services to the Company, the Partnership or Affiliate, and the Participant terminates employment or service on account of (i) a termination by the Company, the Partnership or Affiliate without Cause, or (ii) a resignation for Good Reason, during the Change of Control Period, such Participant’s Options will immediately vest and become exercisable, Phantom Units (and any unpaid Distribution Equivalent Rights) will immediately vest and be paid within the thirty (30)-day period following such termination of employment or service and Performance Units (and any associated Distribution Equivalent Rights) will immediately vest and be paid based on a payout performance multiplier of one hundred percent (100%) within the thirty (30)-day period following such termination of employment or service.

7

12. Adjustment of Number and Price of Units, Etc.

If there is any change in the number or kind of Units outstanding (i) by reason of a Unit distribution, spinoff, recapitalization, Unit split, or combination or exchange of Units, (ii) by reason of a merger, reorganization, consolidation or reclassification, or (iii) by reason of any other extraordinary or unusual event affecting the outstanding Units as a class without the Company’s receipt of consideration, or if the value of outstanding Units is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary distribution, the maximum number of Units available for issuance under the Plan, the maximum number of Units for which any individual may receive Grants in any year, the kind and number of Units covered by outstanding Grants, the kind and number of Units to be issued or issuable under the Plan, and the Exercise Price or the applicable market value of outstanding Grants shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, than any fractional Units resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

13. Limitation of Rights

Nothing contained in this Plan will be construed to give an Employee, non-employee director, or consultant or advisor any right to a Grant hereunder except as may be authorized in the discretion of the Committee. A Grant under this Plan will not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company, Partnership or any Affiliate will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.

14. Amendment or Termination of Plan

The Committee shall have complete and exclusive power and authority to terminate or amend the Plan and the Committee may amend outstanding awards issued under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan; provided, however, that no such termination or amendment shall adversely affect the rights of a Participant with respect to awards at the time outstanding under the Plan unless the Participant consents to such amendment; and provided, further, that the Committee shall not, without the approval of the Unit holders, amend the Plan to (i) materially increase the maximum number of Units which may be issued under the Plan, except for permissible adjustments under Section 11, (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for the grant of Units under the Plan.

15. Tax Withholding

15.1 Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

15.2 Election to Withhold Units. If the Committee so permits, Units may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Units, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

16. Code Section 409A

Notwithstanding any provision to the contrary, all provisions of this Plan shall be construed and interpreted to comply with Code section 409A and if necessary, any provision shall be held null and void to the extent such

8

provision (or part thereof) fails to comply with Code section 409A. Under a Grant that is subject to Code section 409A, all payments to be made upon a termination of employment shall only be made upon a “separation from service” (within the meaning of Code section 409A) and, unless otherwise provided in a Grant Letter, the right to a series of installment payments shall be treated as a right to a series of separate payments. Notwithstanding anything in the Plan or a Grant Letter to the contrary, if required by Code section 409A, if a Participant is considered to be a “specified employee” (within the meaning of Code section 409A) and if payment of any amounts under the Plan or any Grant Letter is required to be delayed for a period of six (6) months after separation from service under Code section 409A, payment of such amounts shall be delayed as required by Code section 409A, and the accumulated amounts shall be paid in a lump sum within ten (10) days after the end of the six (6)-month period (or within sixty (60) days after the death of the Participant, if the Participant dies during this postponement period). In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with Code section 409A.

17. Governmental Approval

Each grant of Units will be subject to the requirement that if at any time the listing, registration or qualification of the Units covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the awarding of such grant of Units, then no such grant may be paid in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

18. Effective Date of Plan; Duration

This Plan is originally effective as of the Effective Date. The Plan shall remain in effect until the earlier of (a) the termination of the Plan by action of the Board or the Committee, or (b) the tenth (10th) anniversary of the Effective Date.

19. Successors

This Plan will be binding upon and inure to the benefit of the Partnership, the Company, and their successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

20. Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

21. Governing Law

The validity, construction, interpretation and effect of the Plan will be governed exclusively by and determined in accordance with the law of the State of Delaware.

9

ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2013

ADMISSION TICKET

* REQUIRED FOR MEETING ATTENDENCE * PERMITS ONE TO ATTEND *

YOUR VOTE IS IMPORTANT!

0	¡

BUCKEYE PARTNERS, L.P.

Annual Meeting of Limited Partners

To Be Held on June 4, 2013

This Proxy is Solicited on Behalf of the General Partner of Buckeye Partners, L.P.

The undersigned hereby appoints Keith E. St.Clair and Todd J. Russo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the limited partnership units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Buckeye Partners, L.P., to be held June 4, 2013 at 9:00 a.m. local time at the The Houston City Club, One City Club Drive, Houston, Texas 77046, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¡	14475	¡

ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your limited partnership units in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17265
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20330300000000000000 3	060413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. The election of three Class III directors to serve on our general partner’s board of directors until our 2016 annual meeting of limited partners.			2.	The approval of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O Oliver G. Richard, III
	O Clark C. Smith
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Frank S. Sowinski		3.	The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.’s independent registered public accountants for 2013.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: ■	Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17265

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330300000000000000 3	060413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. The election of three Class III directors to serve on our general partner’s board of directors until our 2016 annual meeting of limited partners.			2.	The approval of the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O Oliver G. Richard, III
	O Clark C. Smith
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Frank S. Sowinski		3.	The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.’s independent registered public accountants for 2013.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)
			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: ■	Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■